SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LODGIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LODGIAN, INC.

3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326

March 19, 2004

To Our Stockholders:

      On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Stockholders Meeting to be held on Thursday, April 8, 2004, at 10:00 a.m., Eastern Time, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326.

      The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Also included in the mailing is a copy of our 2003 Annual Report to Stockholders.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the company and an opportunity for questions of general interest to the stockholders.

      On March 9, 2004, we filed a registration statement on Form S-1 in connection with a proposed public offering of common stock. As set forth in the attached proxy statement, we are proposing that the stockholders authorize our board of directors to implement a reverse stock split of our common stock and approve proposed amendments to our certificate of incorporation. These proposals may facilitate our ability to complete the public offering. As a result, stockholder approval of the proposals set forth in the proxy statement is very important to our company and it is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.

Sincerely yours,

W. Thomas Parrington
President and Chief Executive Officer

LODGIAN, INC.

3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 8, 2004

To Our Stockholders:

      Notice is hereby given that the annual meeting of stockholders of Lodgian, Inc. will be held at 10:00 a.m., Eastern Time, on Thursday, April 8, 2004, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326, for the following purposes:

1. To elect eight directors to serve until the 2005 annual meeting of stockholders or until their successors are elected and qualified;

2. To approve an amendment and restatement of the Lodgian, Inc. 2002 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder and to provide more flexibility in the treatment of options and other awards in certain change of control transactions;

3. To approve a capital restructuring proposal to permit the board of directors, in its sole discretion, to amend our certificate of incorporation to implement a reverse stock split of our issued and outstanding common stock at one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4;

4. To approve a Second Amended and Restated Certificate of Incorporation, whereby we will, among other things, (a) increase the number of authorized shares of our common stock, (b) provide our stockholders the right to remove any or all of the members of the board of directors with or without cause, (c) elect out of the Delaware law restricting business combinations with interested stockholders, (d) eliminate the designation of an obsolete series of preferred stock, and (e) if Proposal 3 is approved, implement the reverse stock split;

5. To ratify the appointment of Deloitte & Touche LLP as our independent public auditors; and

6. To consider and act upon such other business as may properly come before the annual meeting.

      The board of directors has fixed the close of business on March 8, 2004 as the record date for the determination of stockholders entitled to notice of and to vote on any matters which may properly come before the annual meeting.

      All stockholders are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, you are requested to vote, sign, date and return the accompanying proxy as soon as possible. If you are planning to attend the annual meeting, please notify the corporate secretary.

By order of the Board of Directors,

Daniel E. Ellis
Senior Vice President, General
Counsel and Secretary

March 19, 2004

Atlanta, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

i

      References in this proxy statement to “Lodgian,” “we,” “us,” “our” and “our company” refer to Lodgian, Inc. and, unless the context otherwise requires or otherwise as expressly stated, our subsidiaries.

ii

LODGIAN, INC.

3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326

PROXY STATEMENT

      Our board of directors is soliciting your proxy in connection with our 2004 annual meeting of stockholders, which will be held on Thursday, April 8, 2004, commencing at 10:00 a.m., Eastern Time, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the annual meeting in person. This proxy statement and the accompanying proxy card are being mailed to the holders of our common stock and Series A preferred stock on or about March 19, 2004.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

      You are receiving a proxy statement and proxy card because you own shares of common stock and/or Series A preferred stock of Lodgian, Inc. This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals so that you can make an informed decision.

      When you sign the proxy card, you appoint W. Thomas Parrington and Daniel E. Ellis as your proxies to vote your shares of common stock and/or Series A preferred stock at the annual meeting and at all adjournments or postponements of the meeting. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given. Other than the proposals described in this proxy statement, we do not know of any other matters that will be considered at the annual meeting. However, in the event that any other business properly comes before the annual meeting, the proxies will vote all shares represented by properly executed proxy cards in their discretion.

What am I voting on?

      You are being asked to vote on the following proposals:

Proposal 1:	To elect eight directors to serve until the 2005 annual meeting of stockholders or until their successors are elected and qualified;

Proposal 2:	To amend and restate the Lodgian, Inc. 2002 Stock Incentive Plan (the “Stock Incentive Plan”) to increase the number of shares of common stock available for issuance under the plan and to provide more flexibility in the treatment of options and other awards in certain change of control transactions;

Proposal 3:	To approve a capital restructuring proposal to permit the board of directors, in its sole discretion, to amend our certificate of incorporation to implement a reverse stock split of our issued and outstanding common stock at one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4 (the “Reverse Stock Split”);

Proposal 4:	To approve a Second Amended and Restated Certificate of Incorporation (the “Second Restated Certificate,”) whereby we will, among other things, (a) increase the number of authorized shares of our common stock, (b) provide our stockholders the right to remove any or all of the members of the board of directors with or without cause, (c) elect out of the Delaware law restricting business combinations with interested stockholders, (d) eliminate the designation of an obsolete series of preferred stock, and (e) if Proposal 3 is approved, implement the Reverse Stock Split; and

Proposal 5:	To ratify the appointment of Deloitte & Touche LLP as our independent auditors.

      Each of these proposals is described in more detail below and the form of the Second Restated Certificate is attached as Annex A to this proxy statement. Additionally, the Stock Incentive Plan, as proposed to be amended and restated, is attached as Annex B to this proxy statement.

Who is entitled to vote?

      Our board of directors has fixed the close of business on March 8, 2004, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting. As of the record date of March 8, 2004, there were 6,843,149 shares of our common stock issued and outstanding that were held by approximately 1,664 stockholders of record. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

      Pursuant to our certificate of incorporation, so long as any shares of our Series A preferred stock are outstanding, at least a majority of the shares of Series A preferred stock must approve any amendment, alteration, change or repeal of any provisions of our certificate of incorporation so as to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A preferred stock. Therefore, holders of record of our Series A preferred stock as of the record date will be entitled to one vote for each share held on the Reverse Stock Split (Proposal 3) and the amendment and restatement of our certificate of incorporation (Proposal 4). The holders of our Series A preferred stock will vote as a separate class on Proposals 3 and 4 and are not entitled to vote on any other proposals. On the record date, there were 5,461,597 shares of Series A preferred stock outstanding and entitled to vote that were held by approximately 1,473 stockholders of record.

How many shares must be represented to have a quorum?

      The holders of a majority of the total shares of our common stock outstanding on the record date, whether present at the annual meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting; provided, however, the holders of a majority of the total shares of our Series A preferred stock outstanding on the record date, whether present in person or represented by proxy, also are necessary to constitute a quorum with respect to Proposals 3 and 4. The shares held by each stockholder who signs and returns the enclosed form of proxy card will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all matters or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

How many votes are required to approve the proposals?

      With regard to the election of directors (Proposal 1), the eight nominees receiving the highest number of common stock votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast. The affirmative vote of a majority of the total number of shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is needed to approve each of the amendment and restatement of the Stock Incentive Plan (Proposal 2) and the ratification of independent auditors (Proposal 5). The affirmative vote of a majority of the total number of issued and outstanding shares of common stock and the affirmative vote of a majority of the issued and outstanding shares of Series A preferred stock, each voting as a separate class, is required to approve the Reverse Stock Split (Proposal 3) and the Second Restated Certificate (Proposal 4).

      With respect to the election of directors (Proposal 1), you have the opportunity to vote FOR any or all of the director nominees or WITHHOLD your vote as to any or all of the nominees. Because directors are elected by a plurality of the votes cast, a WITHHELD vote will have no impact on the election of directors. With respect to the other proposals, you have the opportunity to vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. As a result, abstentions and broker non-votes will have the following effects on the outcome of each of the proposals to be considered at the annual meeting:

•	With respect to Proposal 1, broker non-votes will have no impact on the outcome of the vote;

•	With respect to Proposals 2, 3, 4 and 5, abstentions will have the same effect as a vote AGAINST the proposals; and

•	Broker non-votes will be treated as not entitled to vote with respect to Proposals 2, 3 and 4 and, therefore, will have no impact on the outcome of the vote on Proposal 2 but will have the same effect as a vote AGAINST Proposals 3 and 4.

What if I return my proxy card but do not provide voting instructions?

      If you sign and return your proxy card, but do not include instructions, your proxy will be voted FOR the election of each nominee for director identified in Proposal 1 and FOR each of Proposals 2, 3, 4 and 5. Additionally, your proxy will be voted in the discretion of the proxies with respect to any other business that properly comes before the meeting.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with brokers and/or that you own shares of our common stock and Series A preferred stock. Because the holders of our Series A preferred stock vote as a separate class and only on Proposals 3 and 4, we are sending one form of proxy card for use by our common stockholders and a separate form of proxy card for use by our Series A preferred stockholders. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending written notice to our corporate secretary at 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326;

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.

      Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.

Will my shares be voted if I do not sign and return my proxy card?

      If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors (Proposal 1) and ratification of the appointment of independent auditors (Proposal 5). Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ shares on routine matters without having received voting instructions, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

      A brokerage firm cannot vote a customer’s shares on non-routine matters without the customer’s instructions. Proposals 2, 3 and 4 are non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will NOT be voted on the proposals. However, if your broker submits your proxy without your vote (i.e., a broker non-vote) your shares will be counted in determining whether there is a quorum.

What happens if the annual meeting is postponed or adjourned?

      If the annual meeting is postponed or adjourned for any reason, including to permit the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original annual meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

How do I vote?

      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and self-addressed envelope.

      You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

FORWARD-LOOKING STATEMENTS

      This proxy statement contains forward-looking statements. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and “projects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and the impact of those events on our business, financial condition, results of operations, cash flow, liquidity and prospects and are subject to many risks and uncertainties, including, among other things:

•	The effects of regional, national and international economic conditions, including economic conditions in our individual markets;

•	Competitive conditions in the lodging industry and increases in room capacity;

•	The effects of actual and threatened terrorist attacks and international conflicts and their impact on domestic and international travel;

•	The effectiveness of changes in management and our ability to retain qualified individuals to serve in senior management positions;

•	Requirements of franchise agreements, including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions, and the cost of franchise renewals;

•	Seasonality of the hotel business;

•	The financial condition of the airline industry and its impact on air travel;

•	The effect that Internet reservation channels may have on the rates that we are able to charge for hotel rooms;

•	Increases in the cost of debt and our continued compliance with the terms of our loan agreements;

•	Our high level of secured debt;

•	Our ability to continue to meet the listing requirements of the American Stock Exchange (“AMEX”);

•	The effect of self-insured claims in excess of our reserves, or our ability to obtain adequate property and liability insurance to protect against losses or to obtain insurance at reasonable rates;

•	Potential litigation, environmental claims and/or governmental inquiries and investigations;

•	Laws and regulations applicable to our business, including federal, state and local hotel, resort, restaurant and land use regulations, environmental employment, labor and disability laws and regulations; and

•	The short time that the public market for our common stock has existed.

      Any of these risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. Although we believe the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained and caution you not to place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current or future events or circumstances or their impact on our business, financial condition, results of operations, cash flow, liquidity and prospects.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding ownership of our common stock and Series A preferred stock as of March 1, 2004, by (i) each person known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock or Series A preferred stock, (ii) each of the members or nominees of the board of directors, (iii) each of the executive officers named in the summary compensation table, and (iv) all directors and executive officers as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

	Common Stock		Series A Preferred Stock
	Beneficially Owned		Beneficially Owned

	Number of	Percentage of	Number of	Percentage of
Name	Shares(1)	Class(1)	Shares(1)	Class(1)

Oaktree Capital Management, LLC(2)	1,664,752	24.3%	1,785,082	32.7%
Third Avenue Management, LLC(3)	1,319,428	17.1%	—	*
BRE/HY Funding LLC(4)	833,627	12.2%	789,779	14.5%
Merrill Lynch, Pierce, Fenner & Smith Incorporated(5)	781,836	11.4%	473,867	8.7%
Northeast Investors Trust(6)	514,070	7.5%	—	*
Michael W. Amaral(7)	13,535	*	—	*
Sean F. Armstrong(2)	—	*	—	*
Manuel E. Artime(8)	10,000	*	—	*
Russel S. Bernard(2)	—	*	—	*
Stewart J. Brown(9)	1,667	*	1,347	*
Kenneth A. Caplan(4)	—	*	—	*
Daniel E. Ellis(10)	8,396	*	—	*
Stephen P. Grathwohl(11)	1,667	*	—	*
Jonathan D. Gray(4)	—	*	—	*
Kevin C. McTavish(12)	1,667	*	561	*
W. Thomas Parrington(13)	—	*	—	*
Linda Borchert Philp(14)	2,500	*	—	*
All directors and executive officers as a group (13 persons)(15)	45,351	*	1,905	*

*	Less than one percent.

(1)	Ownership percentages are based on 6,843,149 shares of common stock outstanding and 5,461,597 shares of Series A preferred stock outstanding, in each case as of March 1, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to such shares and includes any security that such person or persons have or have the right to acquire within 60 days.

(2)	Oaktree Capital Management, LLC (“Oaktree”) filed a Schedule 13D/A with the Securities and Exchange Commission on June 25, 2003, reporting beneficial ownership of 1,664,752 shares of common stock and 1,590,275 shares of Series A preferred stock. Oaktree now beneficially owns 1,785,082 shares of Series A preferred stock following our payment of an in kind dividend on November 21, 2003. The shares of common stock include 1,578,611 shares owned by OCM Real Estate Opportunities Fund II, L.P. (“OCM Fund II”) and 86,141 shares owned by a third party separate account (the “Account”). The shares of Series A preferred stock include (i) 1,495,578 shares owned by OCM Fund II, (ii) 201,657 shares owned by OCM Real Estate Opportunities Fund III, L.P. (“OCM Fund III”), (iii) 6,237 shares owned by OCM Real Estate Opportunities Fund IIIA, L.P. (“OCM Fund IIIA”), and (iv) 81,610 shares owned by the Account. Oaktree is (x) the general partner of OCM Fund II, (y) the managing member of OCM Real Estate Opportunities Fund III GP, LLC, which is the general partner of OCM Fund III and OCM Fund IIIA, and (z) the investment manager for the Account. Accordingly, Oaktree may be deemed to beneficially own the shares of common stock owned by OCM Fund II and the Account, and the shares of Series A preferred stock owned by OCM Fund II, OCM Fund III, OCM Fund IIIA and the Account. Oaktree disclaims any such beneficial ownership. To the extent that Russel S. Bernard, a principal of Oaktree, and Sean F. Armstrong, a managing director of Oaktree, participate in the process to vote or to dispose of shares of common stock and Series A preferred stock beneficially owned by Oaktree, each may be deemed to be a beneficial owner of such shares of common stock and Series A preferred stock. Messrs. Bernard and Armstrong, each of whom is a director of Lodgian, disclaim any such beneficial ownership. Oaktree’s business address is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(3)	Third Avenue Management, LLC filed a Schedule 13G/A with the Securities and Exchange Commission on January 16, 2004, reporting beneficial ownership of 1,319,428 shares of common stock, which includes 714,898 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $18.29 per share and 142,581 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $25.44 per share. Third Avenue Management’s business address is 767 Third Avenue, New York, New York 10017-2023.
(4)	BRE/HY Funding LLC (“BRE/HY”) filed a Schedule 13D with the Securities and Exchange Commission on December 5, 2002, reporting beneficial ownership of 833,627 shares of common stock and 703,590 shares of Series A preferred stock. BRE/HY now owns 789,779 shares of Series A preferred stock following our payment of an in kind dividend on November 21, 2003. BRE/HY’s business address is 345 Park Avenue, 31st Floor, New York, New York 10154. Jonathan D. Gray, a senior managing director of The Blackstone Group L.P. (“Blackstone”), an affiliate of BRE/HY, and Kenneth A. Caplan, a managing director of Blackstone, each may be deemed to be a beneficial owner of securities owned by BRE/HY. Messrs. Gray and Caplan, each of whom is a director of Lodgian, disclaim any such beneficial ownership.

(5)	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) filed a Schedule 13G/A with the Securities and Exchange Commission on March 4, 2004, reporting beneficial ownership of 781,836 shares of common stock, which includes 10,714 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $18.29 per share and 2,150 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $25.44 per share. Merrill Lynch filed a Form 4 on June 18, 2003 reporting beneficial ownership of 422,155 shares of Series A preferred stock. Merrill Lynch now owns 473,867 shares of Series A preferred stock following our payment of an in kind dividend on November 21, 2003. Merrill Lynch’s business address is 4 World Financial Center, North Tower, 12th Floor, New York, New York 10080.

(6)	Northeast Investors Trust filed a Schedule 13G with the Securities and Exchange Commission on February 13, 2004, reporting beneficial ownership of 514,070 shares of common stock. Northeast Investors Trust’s business address is 50 Congress Street, Boston, Massachusetts 02109-4096.
(7)	This number includes 41 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $18.29 per share, 126 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $25.44 per share and 13,334 shares subject to exercisable options held by Mr. Amaral. This number excludes 26,666 shares subject to options held by Mr. Amaral that are not exercisable within 60 days. Mr. Amaral’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326.
(8)	This number includes 10,000 shares subject to exercisable options held by Mr. Artime. This number excludes 20,000 shares subject to options held by Mr. Artime that are not exercisable within 60 days. Mr. Artime’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326.
(9)	This number includes 1,667 shares of common stock subject to exercisable options held by Mr. Brown. This number excludes 3,333 shares of common stock subject to options held by Mr. Brown that are not exercisable within 60 days. Mr. Brown’s business address is c/o Booz Allen Hamilton, 3190 Fairview Park Drive, Falls Church, Virginia 22042.

(10)	This number includes 12 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $18.29 per share, 39 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $25.44 per share and 8,334 shares subject to exercisable options held by Mr. Ellis. This number excludes 16,666 shares subject to options held by Mr. Ellis that are not exercisable within 60 days. Mr. Ellis’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326.

(11)	This number includes 1,667 shares subject to exercisable options held by Mr. Grathwohl. This number excludes 3,333 shares subject to options held by Mr. Grathwohl that are not exercisable within 60 days. Mr. Grathwohl’s business address is c/o Burr Street Equities, LLC, 1178 Burr Street, Fairfield, Connecticut 06824.
(12)	This number includes 1,667 shares of common stock subject to exercisable options held by Mr. McTavish. This number excludes 3,333 shares of common stock subject to options held by Mr. McTavish that are not exercisable within 60 days. Mr. McTavish’s business address is c/o Summit Capital, LLC, 5400 LBJ Freeway, Suite 1470, Dallas, Texas 75240.
(13)	This number excludes 100,000 shares subject to an option that is not exercisable within 60 days and 200,000 shares of restricted common stock that Mr. Parrington has the right to receive subject to certain conditions. Mr. Parrington’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326.
(14)	This number includes 2,500 shares subject to exercisable options held by Ms. Philp. This number excludes 5,000 shares subject to options held by Ms. Philp that are not exercisable within 60 days. Ms. Philp’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326.
(15)	This number includes 53 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $18.29 per share, 165 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $25.44 per share and 44,169 shares of common stock subject to exercisable options.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our bylaws provide that our board of directors will consist of not less than six members, the exact number to be determined by resolution adopted by the affirmative vote of a majority of all directors of Lodgian. The number of directors is currently set at eight. Directors are elected for a one-year term and hold office until the next annual meeting of stockholders and until their successors are appointed. The directors are elected by plurality vote which means that the eight director nominees receiving the highest number of affirmative votes at the annual meeting shall be elected to the board of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

      Sean F. Armstrong, Russel S. Bernard, Stewart J. Brown, Kenneth A. Caplan, Stephen P. Grathwohl, Jonathan D. Gray, Kevin C. McTavish and W. Thomas Parrington, directors whose terms expire at the 2004 annual meeting, have been nominated for re-election to the board of directors to hold office until the 2005 annual meeting of stockholders or until a successor has been duly elected and qualified. These nominees presently are directors of Lodgian and have consented to be named as nominees and to serve as directors if elected. Should a nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the board of directors may recommend. Management does not anticipate that such an event will occur.

      The board of directors recommends a vote FOR each named nominee.

Information About the Nominees, Directors and Executive Officers

      The table below sets forth the names and ages of each of the eight nominees for re-election as directors, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Position

Sean F. Armstrong(1)(2)(4)	41	Director
Russel S. Bernard	46	Director and Chairman of the Board
Stewart J. Brown(3)	56	Director
Kenneth A. Caplan(1)(2)(4)	30	Director
Stephen P. Grathwohl (1)(3)	56	Director
Jonathan D. Gray	34	Director
Kevin C. McTavish(2)(3)(4)	46	Director
W. Thomas Parrington(1)	59	Director, President and Chief Executive Officer

(1)	Member of the Executive Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
(4)	Member of the Nominating Committee

      Sean F. Armstrong, 41, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. Armstrong is also chairman of the Executive Committee of our board of directors. He is a managing director of Oaktree, with which he has been associated since 1995. Prior to joining Oaktree, Mr. Armstrong was a vice president of Trust Company of the West.

      Russel S. Bernard, 46, has been a director and chairman of the board of directors of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. He is a principal of Oaktree, with which he has been associated since 1995, and is the portfolio manager of Oaktree’s real estate and mortgage funds. Prior to joining Oaktree, Mr. Bernard was a managing director of Trust Company of the West. Under sub-advisory relationships with Oaktree, he continues to serve as portfolio manager for the TCW Special Credits distressed mortgage funds.

      Stewart J. Brown, 56, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Since December 2002, he has been serving as a senior consultant with Booz Allen Hamilton as part of its Defense Team. He served active duty as a Colonel in the United States Army Reserve from September 2001 until he joined Booz Allen Hamilton in December 2002. During this time, he served as Chief of the Crisis Action Team in the Army Operation Center. Colonel Brown had previously served in the Army and Army Reserves between 1970 and 2002 where, among other duties, he served as Director of Training and Education in the Strategic Readiness System. Between 1997 and 2001, Colonel Brown served as principal and president of Real Estate Capital Services, LLC, a real estate consulting and finance firm. Colonel Brown has extensive experience in strategic and tactical planning, operational implementation, crisis management and turnaround situations.

      Kenneth A. Caplan, 30, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. Caplan is also chairman of the Compensation Committee of our board of directors. Mr. Caplan is a principal at Blackstone, with which he has been associated since 1997. Mr. Caplan has been involved in a variety of real estate investments and investment initiatives, including property acquisitions, hotel investments and corporate ventures. Prior to joining Blackstone, he was an analyst in the real estate investment banking group of Lazard Frères & Co.

      Stephen P. Grathwohl, 56, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. Grathwohl is also chairman of the Audit Committee of our board of directors. Mr. Grathwohl has been principal of Burr Street Equities, LLC, a boutique real estate advisory company, since 1997 and is a director of ShoreBank, a commercial bank chartered by the State of Illinois and headquartered in Chicago, Illinois. He also is a director of Shorebank Development Corporation, a Chicago based real estate development and management company, and Shorebank Advisory Services, an international financial research and consulting company, each an affiliate of ShoreBank.

      Jonathan D. Gray, 34, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. He is a senior managing director at Blackstone, with which he has been associated since 1992. Mr. Gray oversees the domestic investment activities of Blackstone Real Estate Advisors, a major investment manager of commercial real estate. He also is a member of the board of directors of The Savoy Group and Homestead Studio Suites. Mr. Gray also has worked in the Mergers & Acquisitions Advisory group and the Private Equity group at Blackstone.

      Kevin C. McTavish, 46, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. McTavish is a principal of Summit Capital, LLC, a real estate investment firm based in Dallas, Texas. From 1995 to 2003, he was a principal at Colony Capital, LLC, an opportunistic real estate firm, where he sourced domestic and international opportunities. In addition to focusing on new investments during his seven years at Colony Capital, he was chief operating officer of Colony Advisors, the related asset management company to Colony Capital, from 1996 until 1998. In this capacity he was responsible for managing a 50 person asset management group and over $5 billion of real estate assets. He was a member of Colony Capital’s Investment Committee and Major Asset Review Committee. Prior to joining Colony Capital, Mr. McTavish worked with the Robert M. Bass Group in Fort Worth, Texas. There, he was a founder of Brazos Asset Management, LP which purchased, managed and sold over $3 billion of real estate assets during his five years with the firm. He is a member of the Pension Real Estate Association, the Urban Land Institute and the Samuel Zell Real Estate Center at the Wharton Business School.

      W. Thomas Parrington, 59, has served as our president and chief executive officer since July 2003, following service as our interim chief executive officer from May 2003 until that date, and has been a director since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. Parrington has been involved in the lodging industry for over 30 years. Until December 1998, Mr. Parrington was president and chief executive officer of Interstate Hotels Company, a publicly traded company that merged with Wyndam Hotels in June 1998. During his 17-year tenure with Interstate, Mr. Parrington also served as chief financial officer and chief operating officer. Since leaving Interstate, Mr. Parrington has focused on real estate investments (primarily hotels) and consultancy.

Director Compensation

      We pay the non-employee members of the board of directors a quarterly retainer of $6,000, as well as fees of $1,500 per board meeting, $1,000 per board committee meeting, and $500 per telephonic board or board committee meeting. We also reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any of its committees. Directors who are employees do not receive any compensation for services performed in their capacity as directors. On September 5, 2003, we granted options to purchase 5,000 shares of common stock to each of the members of the Audit Committee of the board of directors. The options were immediately vested as to one-third of the grant amount, with the remainder vesting in equal installments over two years on each of the anniversary dates of the grant date.

Board of Directors and Committees

      Our board of directors currently consists of eight directors, seven of whom are “independent” as defined under the corporate governance rules of AMEX.

      The board of directors held nine meetings in the fiscal year ended December 31, 2003. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the board and of the committees on which he served, except for Jonathan D. Gray, who attended six of the nine board meetings held during 2003. Because we schedule our spring meeting of the board of directors in conjunction with the annual meeting of stockholders, directors normally attend each annual meeting. The 2003 annual meeting was attended by all of the eight directors then serving.

      In compliance with the AMEX corporate governance rules, the independent members of the board of directors will at least annually schedule an executive session without the non-independent directors or management.

      The board of directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

      Audit Committee. The Audit Committee consists of Stephen P. Grathwohl (Chairman), Stewart J. Brown and Kevin C. McTavish. The committee met five times during fiscal 2003. The Audit Committee is responsible, under its written charter, for:

•	Engaging independent auditors to audit our financial statements and perform other services related to the audit, including determining the compensation to be paid to such independent auditors;

•	Reviewing the scope and results of the audit with the independent auditors;

•	Preapproving all non-audit services provided to Lodgian by the independent auditors;

•	Periodically assessing the independence of Lodgian’s auditors;

•	Reviewing and discussing with management and the independent auditors quarterly and annual financial statements, audit results and reports;

•	Establishing guidelines for our internal audit function and periodically reviewing the adequacy of our internal controls;

•	Establishing clear policies for Lodgian to follow in hiring employees or former employees of the independent auditors;

•	Reviewing and periodically updating our Policy on Business Ethics;

•	Considering changes in accounting practices;

•	Reviewing any correspondence, report, complaint or concern that raises issues regarding our financial statements or accounting policies and establishing procedures for (1) the receipt, retention and treatment of such complaints, and (2) the confidential, anonymous submission by employees of such concerns; and

•	Reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis.

      The board of directors has determined that the Audit Committee Chairman, Mr. Grathwohl, qualifies as an “audit committee financial expert” and that all members of the Audit Committee are “independent” under the AMEX corporate governance rules. The Audit Committee Charter, which was adopted on January 24, 2003 and amended on February 9, 2004, is attached as Annex C to this proxy statement and is posted in the Investor Relations section of our website, www.lodgian.com.

      Compensation Committee. The Compensation Committee consists of Kenneth A. Caplan (Chairman), Sean F. Armstrong and Kevin C. McTavish. It met two times during fiscal 2003. The principal functions of the Compensation Committee are to approve or, in some cases, to recommend to the board of directors, remuneration arrangements and compensation plans involving our directors and executive officers, review bonus criteria and bonus recommendations, review compensation of directors and administer our Stock Incentive Plan. The board of directors has determined that all members of the Compensation Committee are “independent” under the AMEX corporate governance rules. The Compensation Committee has a written charter that is posted in the Investor Relations section of our website, www.lodgian.com.

      Nominating Committee. The Nominating Committee was formed by the board of directors on February 10, 2004 and consists of Sean F. Armstrong, Kenneth A. Caplan and Kevin C. McTavish. The board of directors has determined that all members of the Nominating Committee are “independent” under the AMEX corporate governance rules. The Nominating Committee is responsible for assisting the board of directors in identifying, screening and recommending qualified candidates to serve as directors. The Nominating Committee has a written charter, which was adopted on February 10, 2004, that is posted in the Investor Relations section of our website, www.lodgian.com.

      Executive Committee. The board of directors has also established an Executive Committee, on which Sean F. Armstrong (Chairman), Kenneth A. Caplan, Stephen P. Grathwohl and W. Thomas Parrington serve. The Executive Committee has the right to exercise all of the powers of the full board of directors in our management and affairs, other than with respect to any of the following matters: (1) approving or adopting, or recommending to the stockholders, any action expressly required by Delaware law to be submitted to the stockholders; (2) adopting, amending or repealing our certificate of incorporation or any bylaws; or (3) exercising any right or power expressly reserved for another committee of the board of directors.

Code of Ethics

      Our board of directors has adopted a code of ethics entitled “Policy on Business Ethics” that is applicable to all of our executive officers and employees. We have posted the policy in the Investor Relations section of our website, at www.lodgian.com. If, in the future, we amend, modify or waive a provision in the Policy on Business Ethics, rather than filing a Form 8-K, we intend to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our website as necessary.

Director Nominations

      The Nominating Committee of the board of directors is responsible under its charter for identifying and selecting qualified candidates for election to the board prior to each annual meeting of the stockholders. In addition, stockholders who wish to recommend a candidate for election to the board may submit such recommendation to the secretary of Lodgian. Any recommendation must include the name, age, business address, residence address, principal occupation, number of shares of capital stock owned, and other pertinent information on each proposed candidate and must be received in writing by February 8, 2005 for consideration by the Nominating Committee for the 2005 annual meeting.

      Although the Nominating Committee is willing to consider candidates recommended by stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Nominating Committee believes that a formal policy is not necessary or appropriate both because of the small size of the board and because for the past several years, we have not had any recommendations by stockholders for nominations to the board.

      The Nominating Committee has not prescribed any specific minimum qualifications that must be met by a candidate for election to the board of directors in order to be considered for nomination by the committee. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s qualities, experience, background, skills and other qualifications, as well as any other factors that the candidate may be able to bring to the board. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. We have not paid fees to any third party for the identification or evaluation of candidates.

Communication with Directors

      We have established procedures for stockholders or other interested parties to communicate directly with the board of directors. Such parties can contact the board by email at: directors@lodgian.com or by mail at: Lodgian Board of Directors, 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326. All communications made by this means will be received directly by the Chairman of the Audit Committee and by our general counsel.

EXECUTIVE COMPENSATION

      The following table sets forth certain summary information concerning compensation paid or accrued by us, for the three years ended December 31, 2003, to or on behalf of each person who served as our chief executive officer during 2003 and to each of our four most highly compensated executive officers other than the chief executive officer during 2003 and one person who was an executive officer during 2003 but was not serving as an executive officer at the end of the 2003 fiscal year (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

				All		Restricted	Securities
				Other		Stock Award	Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		($)	Options

W. Thomas Parrington(2)	2003	$341,154	$200,000	$14,183		$600,000	100,000
President and	2002	—	—	—		—	—
Chief Executive Officer	2001	—	—	—		—	—

David E. Hawthorne(3)	2003	209,233	—	800,372		—	—
Former President	2002	400,000	1,000,000	—		—	—
and Chief Executive Officer	2001	90,770	250,000	—		—	1,000,000 (3)

Richard Cartoon(4)	2003	406,688	—	—		—	—
Former Executive Vice President	2002	699,536	500,000	—		—	—
and Chief Financial Officer	2001	162,750	—	—		—	—

Michael W. Amaral	2003	250,002	—	346	(7)	—	40,000
Executive Vice President and	2002	250,503	516,275	—		—	—
Chief Operating Officer	2001	184,570	93,995	—		—	—

Manuel E. Artime(5)	2003	174,427	—	122	(7)	—	30,000
Executive Vice President and	2002	162,256	105,425	—		—	—
Chief Financial Officer	2001	22,060	25,000	—		—	—

Daniel E. Ellis	2003	149,360	—	81	(7)	—	25,000
Senior Vice President, General	2002	126,484	107,595	—		—	—
Counsel and Secretary	2001	107,908	41,914	—		—	—

Linda Borchert Philp(6)	2003	137,680	—	—		—	7,500
Vice President and Chief	2002	84,214	30,000	—		—	—
Accounting Officer	2001	—	—	—		—	—

(1)	For the fiscal year ended December 31, 2002, substantially all of the bonuses were awarded in recognition of efforts in connection with our successful restructuring, including restructuring bonuses of $1,000,000 for Mr. Hawthorne, $500,000 each for Messrs. Cartoon and Amaral, $100,000 each for Messrs. Artime and Ellis and $30,000 for Ms. Philp.
(2)	Mr. Parrington was named interim chief executive officer in May 2003, with permanent appointment as president and chief executive officer in July 2003. Pursuant to the employment agreement we entered into with Mr. Parrington in July 2003, we awarded Mr. Parrington a signing bonus in the form of (1) the right to receive 200,000 restricted shares of common stock, (2) an option to purchase an additional 100,000 shares of common stock and (3) $100,000 in cash payable in two payments on each of April 1, 2004 and April 1, 2005. The restricted shares and the option each vest as to one-third of the original award on each of July 15, 2004, 2005 and 2006. As of December 31, 2003, no shares of Mr. Parrington’s restricted stock were vested or issued; however, the value of the restricted shares was $600,000 based on a price of $3.00 per share, which is the closing price of the common stock as reported on the AMEX as of July 15, 2003, the date our board of directors approved the issuance of the shares. Mr. Parrington also will receive a bonus for 2003 of
$100,000 in cash which is payable no later than April 15, 2004. The amount shown under “All Other Compensation” includes $683 for premiums paid for life insurance over $50,000 and $13,500 in director fees paid before his appointment as chief executive officer.
(3)	Mr. Hawthorne began his employment with Lodgian in October 2001 as interim chief executive officer and president with formal appointment in November 2001. He resigned from all of his positions in May 2003 and received a severance payment of $800,000 in accordance with his employment agreement. The other $372 represents life insurance premiums we paid on behalf of Mr. Hawthorne. Mr. Hawthorne was granted options to acquire 1,000,000 shares of our common stock, which were to vest equally over a period of three years. However, in accordance with his employment agreement, the options terminated automatically upon our commencement of bankruptcy proceedings.
(4)	Mr. Cartoon joined Lodgian in October 2001 and resigned from his employment in October 2003. The amount shown as salary for 2002 represents fees charged by Richard Cartoon, LLC for the services of Richard Cartoon from January 1, 2002 to December 31, 2002. The amount shown for 2001 represents fees charged by Richard Cartoon, LLC for the services of Mr. Cartoon from October 4, 2001 to December 31, 2001.
(5)	Mr. Artime joined Lodgian in December 2001 as vice president and controller. He was appointed executive vice president and chief financial officer in October 2003.
(6)	Ms. Philp joined Lodgian in May 2002 as vice president and treasurer. She was appointed vice president and chief accounting officer in November 2003.
(7)	The amounts represent life insurance premiums we paid on behalf of these employees for life insurance with a death benefit in excess of $50,000.

Option Grants in Last Fiscal Year

      The following table sets forth all individual grants of stock options during the fiscal year ended December 31, 2003, to each of the current and former Named Executive Officers:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(4)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	Per Share(3)	Date	5%	10%

W. Thomas Parrington(1)	100,000	21.3%	$3.00	7/15/13	$338,668	$628,123
David E. Hawthorne	—	—	—	—	—	—
Richard Cartoon	—	—	—	—	—	—
Michael W. Amaral(2)	40,000	8.5%	5.07	9/5/13	270,340	466,011
Manuel E. Artime(2)	8,500	1.8%	5.07	9/5/13	57,447	99,027
	21,500	4.6%	5.22	10/13/13	150,561	258,846
Daniel E. Ellis(2)	25,000	5.3%	5.07	9/5/13	168,962	291,257
Linda Borchert Philp(2)	7,500	1.6%	5.07	9/5/13	50,689	87,377

(1)	Mr. Parrington’s options become exercisable in equal installments beginning on the first anniversary of the date of grant and continuing for two years thereafter until fully vested.
(2)	These grants were exercisable immediately for one-third of the grant amount, with the remainder becoming exercisable in equal installments on each of the first and second anniversary of the date of grant.
(3)	The exercise price of the options granted was equal to fair market value of the underlying stock on the date of grant.
(4)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth information concerning option exercises and the year-end values of unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of December 31, 2003.

			Number of Securities		Value of Unexercised
			Underlying		In-the-Money
	Shares		Unexercised Options		Options at Fiscal
	Acquired	Value	at Fiscal Year-End		Year-End(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. Thomas Parrington	—	—	—	100,000	$—	$225,000
David E. Hawthorne	—	—	—	—	—	—
Richard Cartoon	—	—	—	—	—	—
Michael W. Amaral	—	—	13,334	26,666	2,400	4,800
Manuel E. Artime	—	—	10,000	20,000	725	1,450
Daniel E. Ellis	—	—	8,334	16,666	1,500	3,000
Linda Borchert Philp	—	—	2,500	5,000	450	900

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on December 31, 2003 and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale. The values are based on the closing price of the common stock on December 31, 2003 of $5.25 per share as reported on AMEX, less the exercise price payable upon exercise of such options. The values do not include options that were not in-the-money as of December 31, 2003.

Stock Incentive Plan

      On November 25, 2002, we adopted the Stock Incentive Plan, which replaced the option plan previously in place. The Stock Incentive Plan was not approved, nor was it required to be approved, by our security holders, because it was approved by the Bankruptcy Court in connection with the Joint Plan of Reorganization approved in our Chapter 11 bankruptcy. In accordance with the Stock Incentive Plan, awards to acquire up to 1,060,000 shares of common stock may be granted to our directors, officers or other key employees or consultants. Awards may consist of stock options, stock appreciation rights, stock awards, performance share awards, section 162(m) awards or other awards determined by our Compensation Committee. Stock options granted pursuant to the Stock Incentive Plan cannot be granted at an exercise price which is less than 100% of the fair market value per share on the date of the grant. Vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the Stock Incentive Plan are determined by the Compensation Committee.

      As of March 1, 2004, options to purchase 470,999 shares of our common stock were outstanding under the Stock Incentive Plan. Additionally, pursuant to our employment agreement with Mr. Parrington, we have agreed to issue 200,000 shares of restricted common stock to Mr. Parrington under the Stock Incentive Plan and subject to certain vesting requirements. We have not yet issued these shares. The employment agreement further requires that, subject to the approval of our board of directors, we grant to Mr. Parrington options to purchase up to an additional 150,000 shares of common stock, and/or shares of restricted common stock, over the next three years, the number of such shares and vesting of which will be determined based on the achievement of certain company performance objectives. After taking into account the outstanding options, previously exercised options and the options and shares of restricted common stock that we have agreed to grant in the future under the Stock Incentive Plan, we have 237,500 shares of common stock reserved and available for grant under the Stock Incentive Plan. We are proposing to amend and restate the Stock Incentive Plan to, among other things, increase the number of shares of common stock available for issuance thereunder. See “Proposal 2 — Amendment and Restatement of the 2002 Stock Incentive Plan.”

Employment Agreements

      W. Thomas Parrington is employed by us pursuant to a written employment agreement. Mr. Parrington’s employment agreement has an initial term of three years beginning July 1, 2003 and is automatically renewed for an additional one-year period unless either party provides written notice of termination at least 60 days in advance of the expiration date of the current term. We will pay Mr. Parrington an annual base salary of not less than $650,000. On July 15, 2003, we awarded Mr. Parrington a signing bonus in the form of (1) the right to receive up to 200,000 restricted shares of common stock, (2) an option to purchase an additional 100,000 shares of common stock and (3) $100,000 payable in cash in two payments on each of April 1, 2004 and April 1, 2005. The restricted shares and the options each vest as to one-third of the original award on each of July 15, 2004, 2005 and 2006. Subject to the approval of our board of directors, we have also agreed to grant Mr. Parrington additional options to purchase up to 150,000 additional shares of common stock over the next three years, the number of such shares and vesting of which will be determined based on the achievement of certain company performance objectives. If the company performance goals and certain other conditions are met, Mr. Parrington will have the right to receive restricted shares of common stock in an amount determined by a formula as set forth in his employment agreement and, in that event, an equal number of shares covered by such option will lapse.

      Mr. Parrington also is eligible for an annual bonus of up to 100% of his base salary, payable 75% in cash and 25% in restricted shares of common stock, to be determined based on the achievement of certain company performance objectives. For 2003, Mr. Parrington will receive a minimum bonus of $100,000 in cash that is not based on the performance achievements. This bonus is payable no later than April 15, 2004. Following Mr. Parrington’s termination from employment in certain events, such as termination without cause or his resignation for good reason, which includes a change of control of Lodgian (as defined in the employment agreement), his employment agreement provides for our continued payment of his base salary, unpaid cash signing bonus, medical benefits and eligible annual performance bonus through the expiration date of the agreement or two years, whichever is shorter. In addition, Mr. Parrington’s outstanding options and restricted stock awards will be vested in full in the event of such termination of employment. The employment agreement includes post-employment restrictive covenants not to disclose our confidential information or recruit our employees.

Limitation of Liability and Indemnification of Officers and Directors

      Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the board of directors determines the compensation and benefits of the chief executive officer and other executive officers and oversees the Stock Incentive Plan. The Compensation Committee is composed solely of non-employee directors. Kenneth A. Caplan (Chairman), Kevin C. McTavish and Sean F. Armstrong serve on the Committee. The Compensation Committee met two times during fiscal 2003.

      Our executive compensation policies are designed to provide competitive levels of compensation that integrate remuneration with our short-term and long-term performance goals, to reward corporate performance and recognize individual initiative and achievement.

Compensation of Executive Officers Generally

     Base Compensation.

      The base salaries of our executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive’s base salary is determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive’s job responsibilities and his or her experience and potential for advancement. Further, in establishing base salaries for our executive officers, the Compensation Committee considers numerous other factors, including the following:

•	Industry compensation trends;

•	Cost-of-living and other local and geographic considerations;

•	Consultation with other Lodgian executives;

•	Hospitality industry and job-specific skills and knowledge;

•	Historical and expected contributions to our performance; and

•	Level, complexity, breadth and difficulty of duties.

Stock Options and Stock Appreciation Rights.

      Our executive officers are eligible for participation in our Stock Incentive Plan. The Compensation Committee, in its sole discretion, determines participation, vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the Stock Incentive Plan. Awards may consist of stock options, stock appreciation rights, stock awards, performance share awards, section 162(m) awards or other awards determined by the Compensation Committee.

Other Benefits.

      Executive officers also participate, on a voluntary basis, in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to our 401(k) plan.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of our chief executive officer based on the assessment of his past performance and its expectation of his future contributions to our performance.

      W. Thomas Parrington was named interim chief executive officer on May 23, 2003, with permanent appointment as president and chief executive officer on July 15, 2003. For the year ended December 31, 2003, Mr. Parrington’s compensation plan included a base salary of $650,000. We also agreed to pay Mr. Parrington a signing bonus of $100,000 in cash payable in two payments on each of April 1, 2004 and April 1, 2005. During 2003, Mr. Parrington received an option to purchase 100,000 shares of common stock and the right to receive 200,000 restricted shares of common stock subject to the satisfaction of certain vesting provisions. He also is entitled, subject to board of director approval, to the grant of options to purchase up to an additional 150,000 shares of common stock, and/or shares of restricted common stock, over the next three years, the number and vesting of such shares will be determined based on the achievement of certain company performance objectives. Mr. Parrington’s base salary for the current fiscal year is $650,000. He also is eligible for an annual bonus of up to 100% of his base salary, payable 75% in cash and 25% in restricted shares of common stock, to be determined based on our achievement of certain performance objectives. However, for 2003 Mr. Parrington will receive a minimum bonus of $100,000 in cash that is not based on the performance achievements. This bonus is payable no later than April 15, 2004.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deduction allowable to us for compensation paid to our chief executive officer and each of the three other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that the award of options made under the Stock Incentive Plan to employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Submitted by,

Kenneth A. Caplan, Chairman
Kevin C. McTavish
Sean S. Armstrong

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

      None of the members of our Compensation Committee is or has been an executive officer of Lodgian or any of our subsidiaries, and no interlocking relationships exist between any such person and the directors or executive officers of any other company.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors on January 23, 2003, as amended on February 9, 2004. A copy of the Audit Committee Charter is attached as Annex C to this proxy statement. There were five meetings of the Audit Committee during the fiscal year ended December 31, 2003.

      Management is responsible for our internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with accounting standards generally accepted in the United States and to issue a report thereon. The Audit Committee has general responsibility for oversight of the accounting and financial processes of Lodgian and its subsidiaries, including oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualification and independence of our auditors and the performance of our internal audit function and independent auditors.

      In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management reported to the Audit Committee that our consolidated financial statements for the 2003 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and our independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committee, as amended.

      Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards No. 1 Independence Discussions with Audit Committees and the Audit Committee discussed with the independent auditors their firm’s independence. The Audit Committee considered whether the provision of services by the independent auditors, other than audit services, is compatible with maintaining the independent auditors’ independence and compliance with applicable laws and regulations as well as the rules of AMEX.

      Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual

Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Audit Committee also has recommended the selection of Deloitte & Touche LLP as our independent auditors.

Submitted by,

Stephen P. Grathwohl, Chairman
Stewart J. Brown
Kevin C. McTavish

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following parties have a direct or indirect material interest in transactions with Lodgian since the beginning of its most recently completed fiscal year and such transactions are described below.

      Richard Cartoon, who served as our executive vice president and chief financial officer from October 2001 to October 2003, is a principal in Richard Cartoon, LLC, which we retained in October 2001 to provide Mr. Cartoon’s services as chief financial officer and other restructuring support and services. In addition to Mr. Cartoon’s salary, we paid approximately $225,000 in 2003 for support and services provided by Richard Cartoon, LLC. This entity continues to provide restructuring and other support to us.

      We have a revolving loan agreement with OCM Fund II that allows us to borrow up to $2 million; however, all of our borrowings under the agreement were repaid in full in December 2003, and there are currently no borrowings outstanding. The interest rate on the loan is 10% per annum, and in 2003 we paid $42,222 in interest to OCM Fund II on our borrowings. This loan is secured by two land parcels, and will expire on May 1, 2004 unless we negotiate an extension. OCM Fund II is a greater than 10% stockholder, and Oaktree is the general partner of OCM Fund II. Russel S. Bernard, a principal of Oaktree, and Sean F. Armstrong, a managing director of Oaktree, are directors of Lodgian.

      On March 9, 2004, we filed a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of our common stock for sale in a firm commitment, underwritten public offering. Merrill Lynch, which proposes, subject to the addition of other firms that may act as co-managers and/or book-runners, to be sole book-running and lead managing underwriter for the public offering, is the owner of 781,836 shares of our common stock, including warrants to purchase 12,864 shares of our common stock, and 473,867 shares of Series A preferred stock. A portion of the net proceeds of the offering will be used to redeem all of the outstanding shares of Series A preferred stock, including those of Merrill Lynch and/or its affiliates. In November 2002, in connection with our emergence from Chapter 11 bankruptcy, we received exit financing of $302.7 million of senior and mezzanine debt provided by Merrill Lynch Mortgage, an affiliate of Merrill Lynch. This financing is currently secured by 54 of our hotels and as of December 31, 2003 had an outstanding balance of $299.3 million.

      Our Policy on Business Ethics addresses any conflicts of interests on the part of any employees that might cast doubt on an employee’s ability to act objectively when representing us. In addition to setting guidelines, the Policy on Business Ethics provides that each potential conflict of interest will be reviewed and the final decision as to the existence of a conflict made by our chief executive officer. Further, all related party transactions involving our directors or executive officers are reviewed by the Audit Committee, in accordance with the AMEX corporate governance rules.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of the common stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, we believe that during 2003, each of the following persons failed to file a Form 4, Statement of Changes in Beneficial Ownership, on a timely basis: Michael W. Amaral; Manuel E. Artime; Stewart J. Brown; Samuel J. Davis; Daniel E. Ellis; Stephen P. Grathwohl; Kevin C. McTavish; Merrill Lynch; and W. Thomas Parrington.

CHANGES IN CERTIFYING ACCOUNTANTS

      On June 6, 2002, pursuant to the direction of the Audit Committee, the board of directors dismissed our independent public auditors, Arthur Andersen LLP, and appointed Deloitte & Touche LLP as our new independent auditors for the year ended December 31, 2002. Deloitte & Touche had not consulted with Lodgian on any matters within the two years preceding their appointment.

      The reports of Arthur Andersen on our financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Arthur Andersen on our consolidated financial statements for the year ended December 31, 2001 contained a modification as to the substantial doubt of our ability, at that time, to continue as a going concern. In addition, during each of the years ended December 31, 2001 and 2000 and during the subsequent interim period through June 6, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference in their reports.

PERFORMANCE GRAPH

      We emerged from reorganization proceedings under Chapter 11 bankruptcy on November 25, 2002. Pursuant to the Joint Plan of Reorganization approved by the Bankruptcy Court, the previous common stock was cancelled and new common stock became available for issuance. The new common stock began trading on AMEX on January 28, 2003, under the symbol “LGN.” There is no meaningful market information relating to the price of the common stock from November 25, 2002 until the new common stock was listed on AMEX on January 28, 2003.

      The following stock performance graph compares the cumulative total stockholder return of our common stock between January 28, 2003 (the date our current common stock commenced public trading) and December 31, 2003, against the cumulative stockholder return during such period achieved by the Dow Jones Lodging Index and the Wilshire 5000 Total Market Index. The graph assumes that $100 was invested on January 28, 2003 in each of the comparison indices and in our common stock. All amounts have been calculated as if all dividends were reinvested.

	01/28/03	02/28/03	03/31/03	04/30/03	05/30/03	06/30/03	07/31/03	08/29/03	09/30/03	10/31/03	11/28/03	12/31/03

Lodgian, Inc.	$100.00	$63.05	$61.14	$49.14	$64.95	$57.52	$92.95	$99.05	$101.90	$145.52	$118.86	$100.00
Dow Jones Lodging Index	$100.00	$96.78	$101.21	$115.20	$123.13	$119.99	$133.36	$136.70	$142.49	$140.43	$146.23	$150.03
Wilshire 5000 Total Market Index	$100.00	$97.91	$98.89	$106.87	$113.22	$114.74	$117.35	$119.99	$118.51	$125.57	$127.14	$132.63

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE 2002 STOCK INCENTIVE PLAN

Introduction

      On November 25, 2002, we adopted the Lodgian, Inc. 2002 Stock Incentive Plan. The Stock Incentive Plan was not approved, nor was it required to be approved, by our security holders, because it was adopted by the Bankruptcy Court in connection with the Joint Plan of Reorganization approved in our Chapter 11 bankruptcy. Currently, a maximum of 1,060,000 shares of common stock have been reserved for issuance under the Stock Incentive Plan upon the exercise of stock awards granted thereunder, of which 1,000,000 shares may be issued pursuant to “incentive stock options” within the meaning of Section 422 of the Code.

      As described in more detail below, our board of directors has adopted, subject to the approval of the stockholders, an amendment and restatement of the Stock Incentive Plan to increase the number of shares available for issuance under such plan and to provide more flexibility in the treatment of options and other awards in certain change of control transactions.

Increase in Shares Available for Issuance Under the Stock Incentive Plan

      As of March 1, 2004, options to purchase 470,999 shares of our common stock were outstanding under the Stock Incentive Plan. Options to purchase an additional 1,501 shares of common stock were granted pursuant to the Stock Incentive Plan and were exercised prior to March 1, 2004. Additionally, pursuant to our employment agreement with Mr. Parrington, we have agreed to issue 200,000 shares of restricted common stock to Mr. Parrington under the Stock Incentive Plan and subject to certain vesting requirements. We have not yet issued these shares to Mr. Parrington. The employment agreement further requires that, subject to the approval of our board of directors, we grant to Mr. Parrington options to purchase up to an additional 150,000 shares of common stock, and/or shares of restricted common stock, over the next three years, the number of such shares and vesting of which will be determined based on the achievement of certain company performance objectives. After taking into account the outstanding options, the exercised options and the options and shares of restricted common stock that we have agreed to grant in the future under the Stock Incentive Plan, we have 237,500 shares of common stock unreserved and available for grant under the Stock Incentive Plan.

      On March 9, 2004, we filed a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of our common stock for sale in a firm commitment, underwritten public offering. Our board of directors has determined that it is in the best interests of Lodgian and its stockholders to amend the Stock Incentive Plan to increase the number of shares of common stock available for grant under the plan regardless of whether or not Lodgian completes the proposed public offering. However, the board of directors has recommended an amendment to the Stock Incentive Plan that would provide a greater increase in available shares if the public offering is completed and a lower increase if the public offering is not completed. This distinction recognizes the differences between our capital structure with and without the public offering.

      By approving this proposal, the stockholders will be approving an amendment to and restatement of the Stock Incentive Plan that initially will increase the number of shares of common stock authorized for issuance pursuant to the Stock Incentive Plan by 89,000 shares for an aggregate of 1,149,000 shares of common stock reserved for issuance under the plan, of which 1,100,000 shares may be issued pursuant to incentive stock options. This increase will be effective immediately upon approval by the stockholders at the annual meeting.

      Further, the amendment provides in Section 5 of the Stock Incentive Plan that in the event we consummate a Qualified Public Offering (as defined below), the total number of shares reserved for issuance under the Stock Incentive Plan will be increased so that it equals the lesser of (i) 3,367,400 shares (such number would not be adjusted for the Reverse Stock Split) or (ii) a number of shares that constitutes 12% of the issued and outstanding common stock of Lodgian immediately following the consummation of the Qualified Public Offering, calculated on a fully diluted basis and assuming the exercise in full of the underwriters’ over-allotment option in the offering. Pursuant to the amendment, the total number of shares that may be issued pursuant to incentive stock options would be increased to a number that is fixed at 49,000 shares less than the total number of shares reserved for issuance under the Stock Incentive Plan immediately following the completion of the applicable Qualified Public Offering. For purposes of calculating the fully diluted shares outstanding, the number would include all issued and outstanding shares of common stock, as well as, shares reserved for issuance in connection with a reserve established to resolve claims remaining in dispute following our emergence from Chapter 11 bankruptcy, shares of common stock issuable upon exercise of outstanding warrants and all shares reserved for issuance under the Stock Incentive Plan, as amended, including shares issuable upon exercise of outstanding options previously granted under the plan and awards with respect to which we have an obligation to grant in the future. The term “Qualified Public Offering” means a firm commitment, underwritten public offering.

      The following table provides an illustration of the calculation of the number of shares that would be available for issuance under the Stock Incentive Plan upon the consummation of a Qualified Public Offering based on the Reverse Stock Split ratios set forth in the table. The table also indicates the aggregate increase above the number of shares currently available under the Stock Incentive Plan, after giving effect to the Reverse Stock Split. For purposes of the table, we have used the number of issued and outstanding shares of common stock calculated on a fully diluted basis on March 1, 2004 and assumed the issuance of 18,400,000 shares in a Qualified Public Offering, including shares issued upon exercise of the underwriters’ over-allotment option. The number of shares that could be issued pursuant to incentive stock options would be fixed at 49,000 shares less than the total number of shares reserved for issuance under the Stock Incentive Plan immediately following the completion of the applicable Qualified Public Offering, including the exercise of the underwriters’ over-allotment option.

Reverse	Number of Shares to be	Aggregate Increase in
Stock Split	Authorized Under Stock Incentive Plan	Shares Under Plan

1-for-1 1/2	3,367,400	2,307,400
1-for-2	3,159,648	2,099,648
1-for-2 1/2	3,029,536	1,969,536
1-for-3	2,942,795	1,882,795
1-for-3 1/2	2,880,838	1,820,838
1-for-4	2,834,370	1,774,370

      Our board of directors believes that the proposed increases in the number of shares available under the Stock Incentive Plan are essential to permit Lodgian to continue to provide long-term, equity-based incentives to present and future key employees and non-employee directors.

      If the stockholders approve the Reverse Stock Split being presented in Proposal 3 and the board of directors elects to implement a reverse split of the common stock, the Compensation Committee, in its discretion, may make adjustments it deems appropriate with respect to the aggregate number of shares of common stock reserved for issuance under the plan, the number of shares of common stock covered by each outstanding award under the plan, and the exercise prices thereof.

Amendment to Change of Control Provisions

      Section 16 of the Stock Incentive Plan currently provides that in the event of a Change in Control (as defined in the Stock Incentive Plan), (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall lapse as of the date of the Change in Control, (iii) all performance share awards shall be deemed to have been fully earned as of the date of the Change in Control, and (iv) in the case of a Change in Control involving a merger of, or consolidation involving, Lodgian in which Lodgian (A) is not the surviving corporation or (B) becomes a wholly owned subsidiary of the surviving entity or any parent thereof, each outstanding stock option granted under the Stock Incentive Plan and not exercised will be converted into an option to acquire common stock of the surviving entity or its parent, with substantially the same terms and conditions as the option granted by Lodgian and with appropriate adjustments as to the number and kind of shares and exercise prices. As a result, the Stock Incentive Plan contemplates that all awards under the plan would be accelerated and become fully vested and non-forfeitable at the time of the Change of Control and would be converted into a similar award issued by the surviving corporation in the transaction or the parent of the surviving corporation. The Stock Incentive Plan does not permit us to pay cash for the outstanding awards or otherwise cancel the awards. Our board of directors believes that this provision may limit our alternatives in a Change of Control transaction.

      Our board of directors has approved an amendment to Section 16 of the Stock Incentive Plan that would provide us more flexibility in the treatment of awards under the Stock Incentive Plan in the event of a Change of Control. Like the current provisions of Section 16, the amendment to the Stock Incentive Plan provides that in the event of a Change in Control (as defined in the Stock Incentive Plan), (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall lapse as of the date of the Change in Control, and (iii) all performance share awards shall be deemed to have been fully earned as of the date of the Change in Control. However, the proposed amendment provides that, except as otherwise provided in an award agreement with respect to an award, in the case of a Change of Control involving a merger of, or consolidation involving, Lodgian in which Lodgian is (A) not the surviving corporation or (B) becomes a wholly owned subsidiary of the surviving corporation or any parent thereof, each outstanding award (of any type) granted under the Stock Incentive Plan and not exercised may, if the definitive agreement governing the terms of the Change of Control transaction so provides, be converted into, or otherwise assumed or substituted for, an award issued by the surviving corporation or its parent, which substitute award will have substantially the same terms and conditions as the award under the Stock Incentive Plan with appropriate adjustments as to the number and kind of shares and exercise prices and to reflect the accelerated vesting. The proposed amendment further provides that, except as otherwise provided in an award agreement with respect to an award, in the case of a Change of Control involving a merger of, or consolidation involving, Lodgian in which an award under the Stock Incentive Plan is not so assumed or substituted by the surviving corporation or the parent of the surviving corporation in the Change of Control transaction (a “Non-Assumed Award”), our Compensation Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Awards, effective as of the date of the Change of Control (or as of any other date fixed by the Compensation Committee occurring within the 30 day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date is referred to as the “Action Effective Date”), unilaterally cancel such Non-Assumed Award in exchange for:

•	whole and/or fractional shares of our common stock (or for whole shares of common stock and cash in lieu of any fractional share) or whole and/or fractional shares of capital stock of a successor (or for whole shares of capital stock of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the fair market value of the shares of our common stock then subject to the Non-Assumed Award determined as of the Action Effective Date (taking into account the accelerated vesting), less the value of any consideration payable on exercise of the Non-Assumed Award; or

•	cash or other property equal in value to the excess of the fair market value of the shares of our common stock then subject to the Non-Assumed Award determined as of the Action Effective Date (taking into account the accelerated vesting), less the value of any consideration payable on exercise of such Non-Assumed Awards.

      If the stockholders approve the proposed amendment and restatement of the Stock Incentive Plan, the current provisions of Section 16 will continue to govern the terms of any awards granted prior to the date of stockholder approval unless the holder of the award agrees that the award will be governed by the amended provisions. The proposed amendment to Section 16 of the Stock Incentive Plan described above would apply to any awards granted under the Stock Incentive Plan from and after the date of stockholder approval. The proposed amendment also would apply to previously granted awards if the holder agrees that the award will be governed by the amended provision.

      We have summarized the material terms of the Stock Incentive Plan below. The Stock Incentive Plan, as proposed to be amended and restated, is attached as Annex B to this proxy statement. You should read the Stock Incentive Plan as proposed to be amended and restated.

Purpose of Stock Incentive Plan

      The purpose of the Stock Incentive Plan is to promote the interests of Lodgian by providing the opportunity to directors, officers, key employees and consultants to purchase common stock or to receive compensation that is based upon appreciation in the value of our common stock. The ability to grant awards under the Stock Incentive Plan helps enable us to attract, retain and motivate such individuals by compensating them for their contributions to the growth and profitability of Lodgian and encouraging their ownership of our common stock.

Administration of Stock Incentive Plan

      The Compensation Committee of the board of directors administers the Stock Incentive Plan. The Compensation Committee, in its sole discretion, determines participation, vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the Stock Incentive Plan.

Participation in the Stock Incentive Plan

      Stock awards may be granted under the Stock Incentive Plan to directors, officers or other key employees or consultants of Lodgian or its subsidiaries. The Compensation Committee has the authority to identify the key employees of Lodgian. We have granted awards to approximately 146 persons, including three non-employee directors and 143 employees.

Types of Awards

      Awards may consist of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, performance share awards, section 162(m) awards or other awards determined by the Compensation Committee. An incentive stock option is an option to purchase common stock that is intended to satisfy the requirements of Section 422 of the Code as an “incentive stock option.” A non-qualified stock option is an option to purchase common stock that, for any reason, does not qualify as an “incentive stock option.” A restricted common stock award is the grant of common stock to a participant in the Stock Incentive Plan, subject to restrictions determined by the Compensation Committee in connection with the award and specified in the applicable award agreement. A stock appreciation right entitles the recipient to receive upon exercise the excess of (a) the fair market value of a specified number of shares common stock, over (b) the exercise price set by the Compensation Committee in connection with the award and specified in the applicable award agreement. Stock appreciation rights may be granted in tandem with the grant of an option, or otherwise. No recipient may be granted awards covering more than 500,000 shares in any fiscal year.

Nontransferability

      No award granted under the Stock Incentive Plan or any rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent; provided, however, the Compensation Committee may permit the transfer of an award to a participant’s family members or to one or more trusts established for the benefit of such family members. Additionally, the transfer restrictions cease to apply to shares of common stock received in connection with an award after the date on which the restrictions on transferability, if any, of such shares set forth in the applicable award agreement have lapsed.

Stock Options

      Terms and Conditions of Stock Options. Each option entitles the holder to purchase the number of shares of common stock specified in the applicable award agreement, subject to such terms and conditions established by the Compensation Committee with respect to the option award. A participant in the plan who has been granted an option to purchase shares of common stock or any other awards may be granted one or more additional options.

      Exercise Price. The exercise price per share of common stock purchasable under a stock option is determined by the Compensation Committee at the time of grant and set forth in the award agreement; provided, however, that the exercise price cannot be less than 100% of the fair market value per share on the date of the grant. Fair market value means the average of the high and low prices of the common stock as quoted by a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues (“Nasdaq National Market”) on the date set for valuation. If the common stock is not traded on a securities exchange or so quoted on the Nasdaq National Market, the Compensation Committee in its sole discretion will determine the fair market value.

      If an option is an incentive stock option granted to a ten percent stockholder, the exercise price for each share may be no less than 110% of the fair market value per share on the date the option is granted. A ten percent stockholder means a person who owns more than 10% of the voting power of all classes of shares of Lodgian. In addition, the term of an incentive stock option granted to a 10% stockholder may not exceed five years from the date of grant.

      Time and Manner of Exercise. An option is exercisable in whole or in part at such time set forth in the applicable award agreement, but no option may be exercisable after the tenth anniversary of the date of grant.

      The exercise price of an option may be paid in cash or previously owned shares of common stock or a combination of the two, if the applicable award agreement so provides. In accordance with the procedures established by the Compensation Committee, and only to the extent permitted by applicable law, options also may be exercised through a “cashless exercise” involving a broker or dealer approved by the Compensation Committee that affords participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the option in order to generate sufficient cash to pay the exercise price or to satisfy the withholding tax obligations related to the stock option.

      The participant is required to pay us or make arrangements satisfactory to the Compensation Committee regarding the payment of any federal, state or local taxes required to be withheld with respect to the gross income of the participate received due to the option exercise. The minimum withholding obligations may be settled with common stock.

Stock Appreciation Rights

      Terms and Conditions of Stock Appreciation Rights. A stock appreciation right entitles the holder to receive on exercise an amount, if any, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the stock appreciation right specified in the applicable award agreement. A stock appreciation right granted in tandem with an option may only be exercised to the extent that the related option has not been exercised. The exercise of a stock appreciation right shall result in a pro rata cancellation of the tandem option to the extent the stock appreciation right has been exercised. Conversely, if the tandem option is exercised, the tandem stock appreciation right will be cancelled to the extent of the number of shares of common stock covered by the exercised option.

      Payment. Upon exercise or payment of a stock appreciation right, the Compensation Committee determines, in its discretion, to pay the holder the appreciation in cash, shares of common stock or a combination of the two.

Stock Awards

      The Compensation Committee is authorized to make awards of stock or restricted common stock on such terms and conditions and subject to such repurchase and forfeiture provisions as the Compensation Committee determines in its discretion. Shares of common stock awarded pursuant to stock awards will be subject to the terms and conditions established by the Compensation Committee and specified in the applicable award agreement.

Performance Share Awards

      The Compensation Committee is authorized to grant performance shares to participants under the Stock Incentive Plan. Performance share awards will be subject to terms and conditions determined by the Compensation Committee not inconsistent with the terms of the Stock Incentive Plan. Each award agreement relating to a performance share award will set forth the number of shares to be earned by the participant upon the satisfaction of certain criteria, as the Compensation Committee deems appropriate. Payment in settlement of a performance share award will be made, as soon as practicable following the conclusion of the applicable performance period, in shares of common stock, an equivalent amount of cash or a combination of the two.

Federal Income Tax Consequences

      Incentive Stock Options. A participant who receives an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. The participant generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of incentive stock options, if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise. Generally, if the participant disposes of the stock before the expiration of either of these holding periods, the gain realized on disposition will be ordinary income to the extent of the difference between the exercise price and the fair market value of the underlying shares on the date of exercise (referred to as the “Spread”).

      Non-qualified Stock Options. A participant does not recognize income for federal income tax purposes on the date of grant of a non-qualified stock option. However, the holder of a non-qualified stock option must recognize ordinary income upon exercise in the amount of the Spread.

      Stock Appreciation Rights. At the time a stock appreciation right is granted, the holder will recognize no taxable income, and there are no tax consequences to us. The holder will recognize ordinary income at the time the stock appreciation right is exercised in an amount equal to the amount of cash and the fair market value of the shares of the common stock received upon such exercise.

      Stock Awards and Performance Stock Awards. A holder of a stock award will recognize ordinary income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the stock award is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize ordinary income in any tax year with respect to the shares that become nonforfeitable during that year. However, the recipient may elect to recognize the income upon receipt of the stock award under Section 83(b) of the Code notwithstanding any forfeiture provisions. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse (or the date of receipt if a Section 83(b) election is made), less any amount paid by the recipient in exchange for the restricted common stock. Cash dividends paid to a holder of a stock award prior to the date the stock award is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income of the holder of stock award in the year received.

Term of Plan; Amendment or Termination of Plan

      The Stock Incentive Plan will remain in effect until terminated by the board of directors and until all awards granted under the plan are satisfied by the issuance of shares of common stock or the payment of cash in lieu of shares or are terminated under the terms of the plan or the applicable award agreement; provided, however, no awards may be granted under the plan after November 25, 2012.

      The Stock Incentive Plan may be terminated, modified, suspended or amended, by the board of directors or the Compensation Committee at any time; provided, however, that no termination, modification, suspension or amendment will be effective without the approval of the stockholders if such approval is required by applicable law or stock exchange rule; and provided further that the board of directors or the Compensation Committee may not increase the maximum number of shares issuable under the plan without stockholder approval.

Equity Compensation Plan Information

      The following table provides aggregate information regarding grants under all equity compensation plans of Lodgian through March 1, 2004.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in 1st Column)

Equity compensation plans approved by security holders	–0–	$0.00	–0–
Equity compensation plans not approved by security holders(1)	470,999 (2)	$4.64	587,500	(2)(3)

Total	470,999 (2)	$4.64	587,500	(2)(3)

(1)	All of the awards have been granted under the Stock Incentive Plan. The Stock Incentive Plan was not approved, nor was it required to be approved, by our security holders, because it was approved by the Bankruptcy Court in connection with the Joint Plan of Reorganization approved in our Chapter 11 bankruptcy.
(2)	This number excludes 200,000 shares of restricted common stock that we have agreed to issue to Mr. Parrington under the Stock Incentive Plan. We have not yet issued these shares to Mr. Parrington. The number also excludes options to purchase up to an additional 150,000 shares of common stock, and/or shares of restricted common stock, that, subject to the approval of our board of directors, we have agreed to issue to Mr. Parrington under the Stock Incentive Plan over the next three years, the number of such shares and vesting of which will be determined based on the achievement of certain company performance objectives.
(3)	After taking into account the outstanding options, the exercised options and the options and shares of restricted common stock that we have agreed to grant in the future under the Stock Incentive Plan, we have 237,500 shares of common stock unreserved and available for grant under the Stock Incentive Plan.

Other Information

      The Compensation Committee has discretion in granting awards under the Stock Incentive Plan. Pursuant to our employment agreement with Mr. Parrington, during 2003 we agreed to issue 200,000 shares of restricted common stock to Mr. Parrington under the Stock Incentive Plan and subject to certain vesting requirements. We have not yet issued these shares to Mr. Parrington. The employment agreement further requires that, subject to the approval of our board of directors, we grant to Mr. Parrington options to purchase up to an additional 150,000 shares of common stock, and/or shares of restricted common stock, over the next three years, the number of such shares and vesting of which will be determined based on the achievement of certain company performance objectives. The exercise price of such options will be equal to the fair market value of our common stock on the date of grant. As a result, the exercise price cannot be determined at this time. As of the date of this proxy statement, the Compensation Committee has not determined any other awards to be granted for the current fiscal year; therefore, the amount of additional grants that may be made in fiscal year 2004 under the Stock Incentive Plan cannot be determined. The following table lists the grants of stock awards that have been made to the individuals or groups identified below under the Stock Incentive Plan for fiscal year 2003.

NEW PLAN BENEFITS

2002 Stock Incentive Plan

	Dollar	Number
Name and Position	Value($)(1)	of Units

W. Thomas Parrington	300,000	100,000	(2)
President and Chief Executive Officer

Michael W. Amaral	202,800	40,000
Executive Vice President and Chief Operating Officer

Manuel E. Artime	155,325	30,000
Executive Vice President and Chief Financial Officer

Daniel E. Ellis	26,750	25,000
Senior Vice President, General Counsel and Secretary

Linda B. Philp	38,025	7,500
Vice President and Chief Accounting Officer

Executive Group	898,950	217,500	(2)

Non-Executive Director Group	76,050	15,000

Non-Executive Officer Employee Group	1,221,870	241,000

(1)	This represents the average high and low fair market value of the common stock underlying the options and restricted common stock awards on the date of grant as required by the Stock Incentive Plan.
(2)	This number excludes 200,000 shares of restricted common stock that we have agreed to issue to Mr. Parrington under the Stock Incentive Plan. We have not yet issued these shares to Mr. Parrington. The number also excludes options to purchase up to an additional 150,000 shares of common stock, and/or shares of restricted common stock, that, subject to approval of our board of directors, we have agreed to issue to Mr. Parrington under the Stock Incentive Plan over the next three years, the number of such shares and vesting of which will be determined based on the achievement of certain company performance objectives.

Vote Required and Board Recommendation

      Approval of the proposal to amend and restate the Stock Incentive Plan will require the affirmative vote of a majority of the total number of shares of common stock represented in person or by proxy at the annual meeting and entitled to vote.

      The board of directors recommends a vote FOR the approval of the amendment and restatement of the 2002 Stock Incentive Plan as described in this proxy statement.

PROPOSAL 3

AUTHORIZATION OF THE BOARD OF DIRECTORS TO IMPLEMENT
A REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK

Introduction

      The board of directors has approved, and recommended that the stockholders approve, a capital restructuring proposal to permit the board of directors, in its sole discretion, to implement a Reverse Stock Split of our issued and outstanding common stock at one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4. Pursuant to the Reverse Stock Split, as appropriate, each 1 1/2, 2, 2 1/2, 3, 3 1/2 or 4 of the outstanding shares of our common stock on the date of the Reverse Stock Split will be automatically converted into one new share of common stock. The Reverse Stock Split will not alter the total number of shares of common stock authorized for issuance, but will simply reduce the number of shares of common stock issued and outstanding. As a result, the Reverse Stock Split will have the effect of creating additional authorized and unreserved shares of our common stock. The Reverse Stock Split will be implemented, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of

Lodgian and its stockholders, and thereupon the board of directors will select, in its sole discretion, the ratio of the Reverse Stock Split, which will be one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4.

      By approving this proposal, stockholders will approve each of the foregoing ratios and authorize our board of directors to select which of those ratios is appropriate. If the Reverse Stock Split is approved and the board of directors elects to implement the Reverse Stock Split, we intend to file a certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split at the ratio selected by the board of directors. If the Reverse Stock Split and the Second Restated Certificate (Proposal 4) are approved, and the board of directors elects to implement the Reverse Stock Split, we intend to file a Second Restated Certificate (as completed by the board of directors based on its selected exchange ratio) to implement the Reverse Stock Split and the other amendments to our Restated Certificate of Incorporation described in Proposal 4. See “Proposal 4 — Adoption of the Second Amended and Restated Certificate of Incorporation” below.

      The Reverse Stock Split will become effective upon the filing of a certificate of amendment or the Second Restated Certificate, as applicable, with the Secretary of State of Delaware. Upon the filing of the certificate of amendment or the Second Restated Certificate, as applicable, we will abandon the other reverse split ratios. Additionally, the board of directors may determine not to effect the Reverse Stock Split. In that event, if the stockholders approve Proposal 4, we may file the Second Restated Certificate without effecting the Reverse Stock Split.

      Section 7(b)(i)(2) of our Certificate of Designation for Series A Preferred Stock, which sets forth the terms of the Series A preferred stock, provides that so long as any shares of Series A preferred stock are outstanding, the holders of a majority of the shares of Series A preferred stock must approve any amendment, alteration, change or repeal of any provisions of our certificate of incorporation so as to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A preferred stock. Although we do not believe that the Reverse Stock Split affects the relative rights, qualifications, limitations or restrictions of the Series A preferred stock, it is possible that the Reverse Stock Split could be deemed to have such an affect. Due to the importance to Lodgian of the Reverse Stock Split, we have determined to seek the approval of the holders of our Series A preferred stock so as to provide certainty that proper approval has been obtained.

Purpose of the Reverse Stock Split

      The purpose of the Reverse Stock Split is to increase the trading price per share of the common stock and increase the number of shares available for issuance by Lodgian. In particular, the board of directors intends to use a portion of the authorized shares that are available as the result of the Reverse Stock Split to conduct an underwritten public offering of our common stock.

Offering of Common Stock

      On March 9, 2004, we filed a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of our common stock for sale in a firm commitment, underwritten public offering. Depending upon market conditions at the time of the proposed public offering, our ability to implement the Reverse Stock Split may facilitate our ability to complete the public offering. However, no assurances can be given that we will complete such a public offering or, if completed, whether the net proceeds will be the amount anticipated. We are not seeking, and we do not intend to seek, stockholder approval of the proposed public offering.

Reasons for the Offering

      We intend to use the proceeds from the proposed public offering (1) to redeem all of the shares of the outstanding Series A preferred stock, (2) for capital expenditures related to renovations and repositionings of selected hotels, and (3) to fund our general corporate purposes, including our growth strategy.

Potential Risks of the Reverse Stock Split

      There can be no assurance that the total market capitalization of our common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of the common stock following the Reverse Stock Split will either exceed or remain higher than the current per share market price.

      There can be no assurance that the market price per share of the common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For example, based on the closing price of the common stock on March 1, 2004 of $7.90 per share, if the board of directors decided to implement the Reverse Stock Split and selects a reverse split ratio of 1-for-1 1/2, there can be no assurance that the post-split market price of the common stock would be $11.85 per share or greater. Alternatively, based on the closing price of the common stock on March 1, 2004 of $7.90 per share, if the board of directors decided to implement the Reverse Stock Split and selects a reverse split ratio of 1-for-4, there can be no assurance that the post-split market price of the common stock would be $31.60 per share or greater.

      Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

      A decline in the market price for the common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of the common stock could be adversely affected following the Reverse Stock Split.

      The market price of the common stock also will be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is implemented and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

      Although the implementation of a Reverse Stock Split may facilitate the completion of our proposed public offering of common stock, the public offering would be dilutive to the ownership position of our existing common stockholders and may be effected at an offering price per share that is below the then current market price of our common stock.

      Depending on the market conditions at the time of the proposed public offering of our common stock, our ability to implement the Reverse Stock Split may facilitate our ability to complete the public offering. However, the issuance of additional shares in a public offering of shares of our common stock will result in substantial dilution in the ownership position of our existing common stockholders. Additionally, although the offering price per share of the common stock in the public offering is not known at this time, it is not unusual for a secondary offering by a public company to be effected at an offering price that is below the then current market price of the company’s common stock. As a result, the proposed public offering may be effected at an offering price per share that is below the market price per share of our common stock at the time of the offering.

Potential Effects of the Reverse Stock Split

      Pursuant to the Reverse Stock Split, assuming the minimum ratio of 1-for-1 1/2 is employed, each 1 1/2 shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will become one share after the Reverse Stock Split. Likewise, assuming the maximum ratio of 1-for-4 is employed, each four shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will become one share of common stock after the Reverse Stock Split. The actual number of shares will depend on the Reverse Stock Split ratio selected by our board of directors.

Accounting Matters

      On the effective date of the Reverse Stock Split, the net loss per share and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.

Effect on Authorized and Outstanding Shares

      We currently are authorized to issue a maximum of 30,000,000 shares of common stock; however, in Proposal 4 we are presenting to the stockholders for approval the Second Restated Certificate, whereby one item to be amended is the number of authorized shares of common stock. If Proposal 4 is adopted, we will have 60,000,000 shares of authorized common stock. The total number of authorized shares will not change as a result of the Reverse Stock Split.

      As of March 8, 2004, there were 6,843,149 shares of common stock issued and outstanding. This number excludes 158,352 shares of common stock reserved for issuance in connection with a reserve established to resolve claims remaining in dispute following our emergence from Chapter 11 bankruptcy. Although the number of authorized shares of common stock will not change as a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding will be reduced to a number that will be approximately equal to (i) the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) 1 1/2, 2, 2 1/2, 3, 3 1/2 or 4, depending on which Reverse Stock Split ratio, if any, is employed.

      With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of the common stock prior and subsequent to the Reverse Stock Split will remain the same. Following the effective date of the Reverse Stock Split, it is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

      The Reverse Stock Split will be implemented simultaneously for all of the common stock and the exchange ratio will be the same for all of the common stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Lodgian, except to the extent that the Reverse Stock Split results in any stockholder owning a fractional share. See “Fractional Shares” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

      We are subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The proposed Reverse Stock Split will not affect the registration of the common stock under the Securities Exchange Act.

      The table below depicts the effects of the Reverse Stock Split upon the number of shares of common stock outstanding, the number of shares of common stock reserved for future issuance and the number of authorized but unissued shares of common stock.

				Authorized but
				Unissued and
				Unreserved
			Authorized but	Common Stock
			Unissued and	After Increase in
	Common Stock	Reserved	Unreserved	Authorized
Reverse Stock Split	Outstanding(1)	Shares(2)	Common Stock(3)	Shares(4)

Before Split	6,843,149	3,756,855	19,399,996	49,399,996
1-for-1 1/2	4,562,099	2,504,570	22,933,331	52,933,331
1-for-2	3,421,575	1,878,428	24,699,997	54,699,997
1-for-2 1/2	2,737,260	1,502,742	25,759,998	55,759,998
1-for-3	2,281,050	1,252,285	26,466,665	56,466,655
1-for-3 1/2	1,955,185	1,073,387	26,971,428	56,971,428
1-for-4	1,710,787	939,214	27,349,999	57,349,999

(1)	As of March 8, 2004. No adjustment to the number of shares of common stock outstanding has been made for the amount of reserved shares shown in this table.

(2)	Includes 1,058,499 shares of common stock reserved for potential issuance pursuant to the Stock Incentive Plan (prior to the amendment being presented to the stockholders in this proxy statement described in Proposal 2), 2,540,004 shares of common stock reserved for issuance upon the exercise of our outstanding warrants and 158,352 shares of common stock reserved for issuance in connection with a reserve established to resolve claims remaining in dispute following our emergence from Chapter 11 bankruptcy. Each of these share amounts is adjusted in the table to reflect the applicable Reverse Stock Split and assumes that the number of shares available for issuance under the Stock Incentive Plan is adjusted to reflect the Reverse Stock Split.
(3)	Equals 30,000,000, the total number of shares of common stock authorized, prior to the proposed increase in the authorized common stock described in Proposal 4, less shares outstanding and less reserved shares.
(4)	Equals 60,000,000, the total number of shares of common stock authorized as proposed to be increased in the Second Amended Certificate described in Proposal 4, less shares outstanding and less reserved shares.

Outstanding Options and Warrants

      On the effective date of the Reverse Stock Split, if approved, all outstanding options, warrants and future or contingent rights to acquire common stock will be adjusted to reflect the Reverse Stock Split. With respect to outstanding options and warrants to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the Reverse Stock Split. The number of shares of common stock to be received pursuant to outstanding contingent rights will also be adjusted proportionally to reflect the Reverse Stock Split.

Potential Odd Lots

      If approved, the Reverse Stock Split will result in some stockholders holding less than 100 shares of common stock, and, as a consequence, such stockholders may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

Increase of Shares of Common Stock Available for Future Issuance

      As a result of the Reverse Stock Split, there will be a reduction in the number of shares of common stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split. The increase in available shares could be used for any proper corporate purpose approved by the board of directors including, among other purposes, the proposed underwritten public offering and other future financing transactions.

Potential Anti-Takeover Effect

      Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of Lodgian with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of Lodgian, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and stockholders. Other than as set forth in Proposal 4 below and this Reverse Stock Split proposal, the board of directors does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to takeover or change the control of Lodgian.

      IN CONNECTION WITH THE APPROVAL OF THE REVERSE STOCK SPLIT, STOCKHOLDERS OF THE COMPANY WILL NOT HAVE A RIGHT TO DISSENT AND OBTAIN PAYMENT FOR THEIR SHARES UNDER THE APPRAISAL RIGHTS PROVISIONS CONTAINED IN SECTION 262 ET. SEQ. OF THE DELAWARE GENERAL CORPORATION LAW.

Manner of Effecting the Reverse Stock Split and Exchange of Stock Certificates

      In the event of (a) approval of the Reverse Stock Split by the stockholders and (b) a determination by the board of directors to implement the Reverse Stock Split (and the appropriate ratio therefore), the Reverse Stock Split will be implemented by filing a certificate of amendment to our certificate of incorporation or, if Proposal 4 also is approved, the Second Restated Certificate with the Secretary of State of Delaware. Please see additional details set forth in “Proposal 4 — Adoption of the Second Amended and Restated Certificate of Incorporation” below.

      As soon as practicable after the effective date of the Reverse Stock Split, we, or our transfer agent, will send a letter of transmittal to each holder of record of our outstanding common stock on the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions for the surrender of certificates representing the shares of common stock. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the holder’s shares of common stock, the holder of record will be entitled to receive a certificate representing the number of new shares of common stock into which such holder’s existing shares of common stock have been reclassified as a result of the Reverse Stock Split.

      STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

      No new certificate will be issued to a holder of record until such holder has surrendered all outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing existing shares of common stock will be deemed for all corporate purposes after the effective date to evidence ownership of new shares of common stock in the appropriately reduced number. No fees or other commissions will be charged to stockholders to effect the exchange of existing shares for new shares.

Fractional Shares

      As a result of the Reverse Stock Split, the reclassification of a stockholder’s existing shares of common stock into new shares of common stock as described above may result in the creation of fractional shares. For instance, if the reverse split ratio is 1-for-3, a stockholder who owns 100 shares of common stock would be entitled to receive after the effective date of the Reverse Stock Split 33 1/3 shares of common stock. The one-third share is a fractional share.

      No certificates will be issued for fractional shares that result from the Reverse Stock Split. Stockholders who would be entitled to receive fractional shares after the Reverse Stock Split will be entitled to a cash payment in lieu of the fractional shares. In order to receive the cash payment, stockholders must surrender any certificates representing fractional shares to us, or our transfer agent, which will then issue a new certificate representing the whole number of shares to which the holder is entitled as a result of the Reverse Stock Split plus a cash payment in place of the fractional shares at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the common stock for the last ten (10) trading days prior to the effective date of the Reverse Stock Split (or if such price is not available, the average of the last bid and ask prices of the common stock on such days or other price determined by the board of directors). The ownership of a fractional interest will not give the holder any voting, dividend or other rights except to receive payment as described.

Proposed Second Amended and Restated Certificate of Incorporation

      If the stockholders approve the Reverse Stock Split and the board of directors decides to implement the Reverse Stock Split, we intend to file a certificate of amendment to our certificate of incorporation or, if the stockholders also approve Proposal 4, the Second Restated Certificate (as completed to account for the split exchange ratio and the effective date), to implement the Reverse Stock Split. See “Proposal 4 — Adoption of the Second Amended and Restated Certificate of Incorporation” below.

      In order to implement the Reverse Stock Split, we will amend the certificate of incorporation to include the following language as modified to reflect the Reverse Stock Split ratio (either 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, or 1-for-4) selected by the board of directors:

“Each [NUMBER TO BE DETERMINED BASED ON RATIO] shares of the Common Stock issued as of the date and time immediately preceding [INSERT DATE UPON WHICH ARTICLES OF AMENDMENT ARE FILED], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Common Stock; provided, however, that there shall be no fractional interest resulting from such change and reclassification. In the case of any holder of fewer than [NUMBER TO BE DETERMINED BASED ON RATIO] shares of Common Stock or any number of shares of Common Stock which, when divided by [NUMBER TO BE DETERMINED BASED ON RATIO], does not result in a whole number (a “Fractional Share Holder”), the fractional share interest of Common Stock held by such Fractional Share Holder as a result of such change and reclassification shall be redeemed for a cash payment by the Corporation in lieu of issuance. Each holder of record of a certificate or certificates which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of Common Stock into and for which the shares of the Common Stock formerly represented by such Old Certificates so surrendered plus a cash payment in place of the fractional shares at a price equal to the fraction to which the holder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock for the last ten (10) trading days immediately prior to the Split Effective Date (or if such price is not available, the average of the last bid and ask prices of the common stock on such days or other price determined by the board of directors). From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.”

      Before voting on this proposal, you are urged to carefully read Proposal 4 of this proxy statement, which describes the terms of the Second Restated Certificate, its purposes and effects, and Annex A, which contains the full text thereof. If the Reverse Stock Split and the Second Restated Certificate are approved, the Second

Restated Certificate will be filed with the State of Delaware at the time the board of directors determines to complete the Reverse Stock Split, if at all.

Certain Federal Income Tax Consequences

      We believe that the federal income tax consequences of the Reverse Stock Split to holders of existing shares will be as follows:

•	No gain or loss will be recognized by a stockholder on the surrender of their existing shares of common stock or upon receipt of a certificate representing the new number of shares of common stock (except to the extent of any cash received in lieu of a fractional share).

•	Gain or loss equal to the difference, if any, between the amount of cash received for fractional shares and the stockholder’s basis in the fractional shares will be recognized by the stockholder.

•	The aggregate tax basis of the shares after the Reverse Stock Split will equal the aggregate tax basis of the shares exchanged therefor.

•	The holding period of the shares after the Reverse Stock Split will include the holding period of the holder’s existing shares if such existing shares were held as capital assets on the date of the exchange.

•	The conversion of the existing shares into the new shares after the Reverse Stock Split will produce no gain or loss to us.

      Our belief as outlined above is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which the stockholder resides. The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Reverse Stock Split.

Vote Required and Board Recommendation

      Approval of the Reverse Stock Split will require the affirmative vote of a majority of the issued and outstanding shares of common stock and a majority of the issued and outstanding shares of Series A preferred stock, with each voting as a separate class.

      The board of directors recommends that the stockholders vote FOR approval of the grant of authority to the board of directors to implement a reverse stock split of the common stock at one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4, with authority being granted to the board of directors to (i) determine whether to implement or abandon the Reverse Stock Split prior to amending our certificate of incorporation and (ii) if the determination is made to implement the Reverse Stock Split, then to determine, in its discretion, which specific ratio shall be included in the certificate of incorporation to implement such split.

PROPOSAL 4

ADOPTION OF THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Introduction

      If the stockholders approve the Reverse Stock Split and our board of directors subsequently elects to implement a reverse split of our common stock at one of the selected ratios, we intend to file the Second Restated Certificate, or a certificate of amendment to our certificate of incorporation, with the State of

Delaware to implement the Reverse Stock Split. In addition, however, our board of directors has approved and recommends that the stockholders adopt certain other changes to our certificate of incorporation (“Original Certificate”), that, if this proposal is approved, will be incorporated into the Second Restated Certificate and will include: (1) increasing the number of authorized shares of our common stock to 60,000,000; (2) permitting the removal of any or all of the members of the board of directors with or without cause; (3) electing out of the Delaware law restricting business combinations with interested stockholders; (4) deleting any reference to prior preferred stock designations that are obsolete in order to eliminate any confusion regarding our capital structure; and (5) making certain other revisions to our Original Certificate deemed to be in our best interests as described below. Section 7(b)(i)(2) of our Certificate of Designation for Series A Preferred Stock provides that so long any shares of Series A preferred stock are outstanding, the holders of at least a majority of the shares of Series A preferred stock must approve any amendment, alteration, change or repeal of any provisions of our Original Certificate. Therefore, this proposal shall be presented to both the holders of our common stock and the holders of our Series A preferred stock for approval.

      Before voting on this proposal, you are urged to carefully read the following sections of this proxy statement, which describe the terms of the Second Restated Certificate, its purposes and effects, and Annex A, which contains the full text of the Second Restated Certificate. If approved, the Second Restated Certificate will be filed with the State of Delaware at the time the board of directors determines such filing is appropriate, if at all. If the stockholders approve the Second Restated Certificate but do not approve the Reverse Stock Split, or the board determines not to effect the Reverse Stock Split, we may file the Second Restated Certificate with the State of Delaware, omitting the clauses that implement the Reverse Stock Split.

Increase in Authorized Shares of Common Stock

      On March 9, 2004, we filed a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of our common stock for sale in a firm commitment, underwritten public offering.

      The proposed Second Restated Certificate would increase the number of shares of common stock that Lodgian has authorized from 30,000,000 to 60,000,000 in order to make available a sufficient number of authorized shares of common stock for issuance in our proposed public offering and for future issuances of common stock. The additional shares would be a part of the existing class of common stock and if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. At March 8, 2004, 6,843,149 shares of common stock were issued and outstanding and of the remaining 23,156,851 authorized but unissued shares of common stock, we had reserved an aggregate of 1,058,499 shares pursuant to our Stock Incentive Plan, 2,540,004 shares for issuance upon exercise of our outstanding warrants and 158,352 shares in connection with a reserve established to resolve claims remaining in dispute following our emergence from Chapter 11 bankruptcy. If the proposed amendment to the Stock Incentive Plan (Proposal 2) is approved, 1,147,499 shares of common stock will be reserved and available for issuance under the Stock Incentive Plan immediately following the annual meeting, and up to 3,367,400 shares of common stock will be reserved and available for issuance under the Stock Incentive Plan if and when the public offering is completed. In addition, if the Reverse Stock Split (Proposal 3) is approved by the stockholders and implemented by the board of directors, the number of outstanding shares of common stock, the number of shares of common stock reserved for issuance upon exercise of outstanding warrants and the number of shares available for issuance under the Stock Incentive Plan prior to the public offering will be reduced by the split ratio implemented. However, the total authorized number of shares of common stock and the maximum number of shares available for issuance under the Stock Incentive Plan after the public offering will not be adjusted to reflect the Reverse Stock Split. See “Proposal 2 — Amendment and Restatement of the 2002 Stock Incentive Plan.”

      No assurances can be given that we will complete a public offering or, if completed, whether the net proceeds will be the amount anticipated. We intend to use the proceeds from the offering (1) to redeem all of the outstanding shares of Series A preferred stock, (2) for capital expenditures related to renovations and repositionings of selected hotels, and (3) to fund our general corporate purposes, including our growth strategy. In addition to providing for a sufficient number of authorized shares to complete the proposed offering, the board of directors believes it is desirable to increase the number of shares of common stock Lodgian is authorized to issue to provide for flexibility in the future, beyond the currently proposed offering of common stock. If the stockholders approve the Second Restated Certificate, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the board of directors may approve without further stockholder approval, except as such approval may be required by applicable law or regulation. Such purposes may include additional public or private issuances of common stock in connection with financing transactions, establishing strategic relationships with other companies, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock options and other stock-based incentive or compensation programs.

      Except for the proposed public offering of the common stock described in our registration statement on Form S-1, we have no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed Second Restated Certificate. The availability of additional shares of common stock for issuance without the delay and expense of obtaining stockholder approval, will afford us greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

      Adoption of the proposed Second Restated Certificate and the issuance of additional shares of common stock would not affect the rights of the holders of currently outstanding common stock or Series A preferred stock, except for the effects incidental to increasing the number of shares of common stock outstanding if we issue additional shares, such as dilution of ownership, earnings per common share and voting rights of current holders of common stock. The holders of our capital stock do not presently have preemptive rights to subscribe for the additional shares of common stock proposed to be authorized and issued. The Second Restated Certificate will not change the par value of the common stock.

Removal of Directors

      Section 141(k) of the Delaware General Corporation Law provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Section 6.2 of the Original Certificate provides that, notwithstanding any rights of the holders of any shares of preferred stock, any or all of our directors may be removed from office at any time only for cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors; provided, however, that no such removal can be made at such meeting unless the notice thereof specifies such removal and the reasons therefor as one of the matters that shall be considered at such meeting.

      In order to conform to Section 141(k) and to reduce the likelihood of entrenchment by our board of directors, we are proposing to amend Section 6.2 of the Original Certificate to (1) permit the removal from office of any or all of our directors at any time, with or without cause, by the affirmative vote of the record holders of a majority of our outstanding shares entitled to vote generally in the election of directors, and (2) eliminate the requirement that notice of a meeting to remove directors specify the proposed removal and the reasons for such removal.

Election Out of the Delaware Law Restricting Business Combinations with Interested Stockholders

      In the Second Restated Certificate, we intend to elect not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 restricts our ability to engage, directly or indirectly, in a business combination transaction with an “interested stockholder.” An interested stockholder is one that holds 15% or more of our voting stock. Specifically, under Section 203, we cannot engage in a business combination with any interested stockholder for three years after the interested stockholder became an interested stockholder, unless:

•	Prior to such time, the board of directors approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•	Upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock, excluding shares owned by our directors who are also officers and shares held in employee stock plans in which participants do not have the confidential right to determine whether their plan shares will be tendered in a tender or exchange offer; or

•	The board approves the business combination, and stockholders holding at least two-thirds of our voting stock authorize it at an annual or special meeting.

      If Section 203 does not govern us, we may more easily enter into business combinations with persons or entities that hold substantial percentages of our capital stock. However, by its terms, Section 203 will continue to apply to us for 12 months after stockholder approval of the Second Restated Certificate, and it will apply indefinitely for any interested stockholders that became interested stockholders prior to stockholder approval.

Deletion of Obsolete Stock Designations

      Our Original Certificate contains the terms of a series of preferred stock called “Participating Preferred Stock” that is no longer issued and outstanding. The terms of this series of preferred stock are contained in a lengthy certificate of amendment that was added to our Original Certificate at the time of the original issuance of the preferred stock. No amendment to the Original Certificate has been subsequently filed to make a record of the elimination of this series of preferred stock. The proposed Second Restated Certificate would eliminate the obsolete materials related to this series of preferred stock. It would not, however, change any of the existing rights, powers or designations of our currently outstanding Series A preferred stock. Nor would it change the ability of the board of directors to create and issue additional series of preferred stock in the future without stockholder approval.

Reverse Stock Split

      If the stockholders approve the Reverse Stock Split and the board of directors decides to implement the Reverse Stock Split, we will include in the Second Restated Certificate the provision described in “Proposal 3 — Authorization of the Board of Directors to Implement a Reverse Stock Split of the Outstanding Common Stock” as modified to reflect the Reverse Stock Split ratio (either 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, or 1-for-4) selected by the board of directors.

      If, however, the stockholders approve the Second Restated Certificate, but not the Reverse Stock Split, or the stockholders approve the Reverse Stock Split but the board of directors elects not to implement the Reverse Stock Split, the language implementing the Reverse Stock Split will be omitted from the Second Restated Certificate prior to filing with the Secretary of the State of Delaware.

Vote Required and Board Recommendation

      Approval of the Second Restated Certificate will require the affirmative vote of a majority of the issued and outstanding shares of common stock and a majority of the issued and outstanding shares of Series A preferred stock, with each voting as a separate class.

      The board of directors recommends a vote FOR the Second Restated Certificate.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to stockholder approval, the Audit Committee of the board of directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, to be Lodgian’s independent certified public auditors for the fiscal year ending December 31, 2004. Deloitte & Touche LLP also served as Lodgian’s independent certified public auditors for each of the fiscal years ended December 31, 2002 and 2003. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be available to respond to appropriate questions from stockholders.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2002 and 2003 and for the reviews of our financial statements included in our Quarterly Reports on Form 10-Q for the respective year totaled $598,500 and $771,000, respectively.

Audit-Related Fees

      Deloitte & Touche LLP provided other audit-related services for assurance and related services during the years ended December 31, 2002 and December 31, 2003. The aggregate fees for these services totaled $120,000 and $242,690, respectively.

Tax Fees

      During the fiscal years ended December 31, 2002 and December 31, 2003, Deloitte & Touche LLP also provided services related to sales, use and property tax compliance. The aggregate fees for these services totaled $91,700 and $392,900, respectively.

All Other Fees

      There were no other fees billed by Deloitte & Touche LLP for other services for 2002 and 2003.

Consideration of Non-Audit Services Provided by the Independent Auditors

      The Audit Committee pre-approves all non-audit services provided by our independent auditors, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors.

Vote Required and Board Recommendation

      Approval of the ratification of the appointment of our independent auditors will require the affirmative vote of a majority of the total number of shares of common stock represented in person or by proxy at the annual meeting and entitled to vote.

      The board of directors recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as Lodgian’s independent auditors for the year ending December 31, 2004.

OTHER BUSINESS

      The board of directors does not intend to bring any other business before the meeting, and, as far as is known by the board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

      A copy of Lodgian’s 2003 Annual Report to Stockholders, including audited financial statements, was mailed to all of our stockholders, along with this proxy statement. The Annual Report to Stockholders, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS AND COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM LODGIAN OR ARE AVAILABLE ON THE COMPANY’S WEBSITE, WWW.LODGIAN.COM. SUCH REQUESTS SHOULD BE DIRECTED TO LODGIAN, INC.,

3445 PEACHTREE ROAD, N.E., SUITE 700, ATLANTA, GEORGIA 30326. ATTENTION: INVESTOR RELATIONS DEPARTMENT.

SOLICITATION OF PROXIES

      The proxy accompanying this proxy statement is solicited by the Lodgian board of directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Lodgian, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Lodgian may reimburse brokers and other persons holding shares in their names or in the name of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

      Rules of the Securities and Exchange Commission require that we receive any proposal by a stockholder of Lodgian for consideration at the 2005 annual meeting of stockholders no later than November 19, 2004, to be eligible for inclusion in our proxy materials for the 2005 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.

      In addition, our Amended and Restated Bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2005 annual meeting of stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s stock ownership and identity, to our corporate secretary not earlier than January 8, 2005 nor later than February 7, 2005. However, in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever occurs first.

By order of the Board of Directors,

Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

March 19, 2004

Atlanta, Georgia

ANNEX A
PROPOSED
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LODGIAN, INC.

Pursuant to the provisions of Section 102

of the Delaware General Corporation Law

      Lodgian, Inc. (the “Corporation”), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

(1) The name of the Corporation is Lodgian, Inc. The Corporation was originally incorporated under the name Servico Hotel Group, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on February 11, 1998, and restated most recently on April 13, 1998; amended by the Certificate of Designations of Participating Preferred Stock filed on April 15, 1998; amended by the Court Ordered Certificate of Amendment filed on November 22, 2002; and further amended by the Certificate of Designation of the Series A Preferred Stock filed on November 22, 2002.

(2) The provisions of the certificate of incorporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, including Appendix A, and which is entitled the Second Amended and Restated Certificate of Incorporation of Lodgian, Inc., without any further amendment other than the amendment certified herein and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

(3) The amendment and restatement of the certificate of incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of Sections 203(b)(3), 242 and 245 of the General Corporation Law of the State of Delaware.

(4) The Restated Certificate of Incorporation, dated April 13, 1998 (“First Restated Certificate”), authorizes a class of stock designated as preferred stock (the “Preferred Stock”), comprising 10,000,000 shares, par value $0.01 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in Section 4.2 of Article IV of the First Restated Certificate, to fix or alter the voting powers, designation, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law. The Certificate of Designation of Participating Preferred Stock designated 350,000 shares of the Preferred Stock as Participating Preferred Stock (the “Participating Preferred”). As of the date hereof, there are no issued and outstanding shares of Participating Preferred. It is the desire of the Board of Directors of the Corporation to cancel any previous rights, preferences or designations for the Participating Preferred, and as a result, such shares of Participating Preferred shall hereafter be considered authorized but unissued Preferred Stock subject to the provisions of Section 4.2 of Article IV of the First Restated Certificate.

(5) The First Restated Certificate authorizes a class of stock designated as common stock (the “Common Stock”), comprising 30,000,000 shares, par value $0.01 per share. Each [NUMBER TO BE DETERMINED BASED ON RATIO] shares of the Common Stock issued as of the date and time immediately preceding [INSERT DATE UPON WHICH SECOND RESTATED CERTIFICATE IS FILED], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Common Stock; provided, however, that there shall be no fractional interest resulting from such change and reclassification. In the case of any holder of fewer than [NUMBER TO BE DETERMINED BASED ON RATIO] shares of Common Stock or any number of shares of Common Stock which, when divided by [NUMBER TO BE DETERMINED BASED ON RATIO], does not result in a whole number (a “Fractional Stockholder”), the fractional share interest of Common Stock held by such Fractional Stockholder as a result of such change and reclassification shall be redeemed for a cash payment by the Corporation in lieu of issuance. Each holder of record of a certificate or certificates which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of Common Stock into and for which the shares of the Common Stock formerly represented by such Old Certificates so surrendered plus a cash payment in place of the fractional shares at a price equal to the fraction to which the holder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock for the last ten (10) trading days immediately prior to the Split Effective Date (or if such price is not available, the average of the last bid and ask prices of the Common Stock on such days or other price determined by the Board of Directors). From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates, plus cash in lieu of fractional shares, pursuant to the provisions hereof.

(6) The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Second Restated Certificate of Incorporation (the “Second Restated Certificate”), read as follows:

“ARTICLE I

NAME

      SECTION 1.1     Name. The name of the Corporation is Lodgian, Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

      SECTION 2.1     Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

      SECTION 3.1     Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

      SECTION 4.1     Authorized Capital; Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is seventy million (70,000,000), of which sixty million (60,000,000) shares shall be shares of Common Stock, par value $0.01 per share (“Common Stock”), and Ten Million (10,000,000) shares shall be shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

      SECTION 4.2     Preferred Stock. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the affirmative vote of a majority of the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, including the dividend rate, redemption price and liquidation preference, and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock, or any debt securities, of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in this Second Restated Certificate of Incorporation or in any amendment hereto or in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the affirmative vote of the number of directors constituting the majority of the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the DGCL. The authority of the Board of Directors with respect to each series shall also include, but not be limited to, the determination of restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock.

      SECTION 4.3     Series A Preferred Stock. Of the 10,000,000 shares of Preferred Stock, a total of 7,100,000 shares shall be designated as Series A Preferred Stock, with such powers, preferences and relative rights as set forth on “Appendix A” attached hereto and made a part hereof.

      SECTION 4.4     No Preemptive Rights. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

      SECTION 4.5     Prohibition of Non-Voting Equity Securities. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of Title 11 of the United States Code (the “Bankruptcy Code”); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation, and (iii) be deemed void or eliminated if required by applicable law.

ARTICLE V

INDEMNIFICATION

      SECTION 5.1     Indemnification. (a) General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in subsections (a) or (b) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

(e) Procedure. Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of a quorum of the directors who are not parties to such action, suit or proceeding, (ii) by a committee of such nonparty directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(f) Advancement of Expenses. Expenses (including attorneys’ fees) incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article V. Such expenses (including attorneys’ fees) incurred by former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(g) Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

(i) Definition of “Corporation”. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j) Certain Other Definitions. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation,” as referred to in this Article V.

(k) Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l) Repeal or Modification. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(m) Action Against Corporation. Notwithstanding any provisions of this Article V to the contrary, no person shall be entitled to indemnification or advancement of expenses under this Article V with respect to any action, suit or proceeding, or any claim therein, brought or made by him against the Corporation.

ARTICLE VI

DIRECTORS

      SECTION 6.1     Director Liability. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

(b) If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

(c) Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

      SECTION 6.2     Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the record holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

      SECTION 7.1     Management of the Affairs of the Corporation. (a) The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Second Restated Certificate of Incorporation or by the bylaws of the Corporation (the “Bylaws”).

(b) Election of directors of the Corporation need not be by written ballot, unless required by the Bylaws.

(c) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(i) The Bylaws, or any of them, may be altered, amended or repealed, or new bylaws may be made, but only to the extent any such alteration, amendment, repeal or new bylaw is not inconsistent with any provision of this Second Restated Certificate of Incorporation as it may be amended from time to time, either by the number of directors constituting the majority of the Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 80% of the outstanding capital stock entitled to vote thereon.

(ii) The Board of Directors shall be elected each year at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders for the year following the year of his or her election until his or her successor is elected and has qualified or until his or her earlier resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of Article IV hereof applicable thereto.

(iii) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding and the notice provisions set forth in Section 6.2 of Article VI, any or all of the directors of the Corporation may be removed from office at any time only for cause by the affirmative vote of holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, considered for purposes of this paragraph as one class.

(iv) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the members of the Board of Directors or Chief Executive Officer of the Corporation. A special meeting of the stockholders of the Corporation may not be called by any other person or persons.

      SECTION 7.2     Business Combinations with Interested Stockholders. To the fullest extent permitted by the DGCL, the Corporation hereby elects not to be governed by Section 203 of the DGCL; provided, however, this Section 7.2 shall not apply to any business combination between the Corporation and any person who became an interested stockholder on or prior to the filing date of this Second Restated Certificate of Incorporation.

ARTICLE VIII

PRIVATE PROPERTY

      SECTION 8.1     Private Property. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE IX

SHAREHOLDER CONSENT

      SECTION 9.1     No Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of such stockholders and may not be effected by any consent in writing by any such stockholders.

ARTICLE X

AMENDMENT

      SECTION 10.1     Amendments. Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, repeal, or adopt any provision inconsistent with, Section 6.2 of Article VI, Section 7.1(c) of Article VII or this Article X of this Second Restated Certificate of Incorporation.”

Balance of Page Intentionally Left Blank

— Signature Page Follows —

      IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Second Amended and Restated Certificate of Incorporation this                day of           , 2004.

LODGIAN, INC.

By:

W. Thomas Parrington
President and Chief Executive Officer

APPENDIX A

CERTIFICATE OF DESIGNATION

FOR
SERIES A PREFERRED STOCK
OF
LODGIAN, INC.

Pursuant to the provisions of Section 303

of the Delaware General Corporation Law

      Lodgian, Inc., a Delaware corporation (the “Corporation”), HEREBY CERTIFIES that pursuant to the provisions of Section 303 of the Delaware General Corporation Law (the “DGCL”), the Corporation, pursuant to the Order dated November 5, 2002 of the United States Bankruptcy Court for the Southern District of New York (the “Order”) adopted the following resolution effective as of November 21, 2002 (the “Effective Time”), which resolution remains in full force and effect as of the date hereof:

      WHEREAS, the Corporation is authorized, pursuant to Section 303 of the DGCL, without further action by its directors or stockholders to put into effect and carry out the Order including making any change in its capital or capital stock;

      WHEREAS, it is the desire of the Corporation, pursuant to such authority, to authorize and fix the terms of the series of Preferred Stock designated as Series A Preferred Stock; and

      WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 hereof;

      NOW THEREFORE, be it resolved, that the terms and provisions of such series and all other rights or preferences granted to or imposed upon such series or the holders thereof are as herein set forth:

      SECTION 1.     Designation; Rank. This series of preferred stock shall be designated “Series A Preferred Stock,” par value $0.01 per share (the “Series A Preferred Stock”). The initial liquidation preference of each share (a “Share”) of Series A Preferred Stock, including shares of Series A Preferred Stock issued as Payment-In-Kind, shall be $25 (the “Initial Liquidation Value”). The Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding-up, senior to all Junior Securities.

      SECTION 2.     Authorized Number. The number of authorized Shares constituting the Series A Preferred Stock shall be 7,100,000. The initial number of Shares issued shall be 5,000,000 with an aggregate Initial Liquidation Value of $125,000,000. The additional authorized Shares allow for the payment of the Pay-In-Kind dividends pursuant to Section 3 hereof.

      SECTION 3.     Dividends.

      (a) General Obligation. To the extent permitted under applicable law, dividends on each Share shall accrue annually in arrears at a rate of 12.25% per annum of the Liquidation Value thereof (the “Dividend Rate”), from November 21, 2002 (the “Date of Issuance”) to the date on which the Liquidation Value of each such Share has been paid in full. Such dividends shall accrue whether or not they have been earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

      (b) Dividend Payment Date. The accrued dividends shall be payable, in accordance with the terms of subsection (c), on November 21 of each year, starting with November 21, 2003 (each a “Dividend Payment Date”) to the holders of record of Series A Preferred Stock, as they appear on the stock records of the

Corporation at the close of business on such record date as shall be fixed by the Board of Directors not more than 60 or less than 10 days preceding such Dividend Payment Date.

      (c) Payment Method. The Corporation shall make dividend payments on each Dividend Payment Date in accordance with the following provisions:

(i) On the first Dividend Payment Date following the Date of Issuance the Corporation shall Pay-In-Kind all dividends;

(ii) On each of the two consecutive Dividend Payment Dates following the first Dividend Payment Date, the Corporation, at the sole discretion of its Board of Directors, shall pay all accrued and unpaid dividends either as Payment-In-Kind or, to the extent permitted under applicable law, out of funds legally available therefor, in cash. The Corporation shall give written notice to the record holders of Series A Preferred Stock of its intention to Pay-In-Kind, pursuant to this clause (ii), at least 5 business days prior to the applicable Dividend Payment Date.

(iii) On each Dividend Payment Date following the third Dividend Payment Date, the Corporation shall pay, to the extent permitted under applicable law, out of funds legally available therefor, all accrued and unpaid dividends in cash, and to the extent not paid in cash, such dividends shall accrue and accumulate on each such Dividend Payment Date and shall remain accumulated and unpaid dividends until paid.

      (d) Distribution of Partial Dividend Payments. With regards to cash dividends, to the extent the Corporation, in accordance with the foregoing provisions of this Section 3, is limited to paying less than the total amount of dividends then accrued and unpaid with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock pro rata based upon the aggregate accrued but unpaid dividends on the Share(s) held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated and unpaid dividends with respect to such Share(s) until paid.

      (e) Dividend Preference. No dividend, distribution, repurchase, redemption, or payment of cash or property (other than solely in shares of common stock or a partial cash dividend on Parity Securities that is paid pro rata on the Series A Preferred Stock) shall be declared, paid, set aside for payment or made on or with respect to any Junior Securities or Parity Securities, either directly or indirectly, unless and until (i) all accrued and unpaid dividends (including all accumulated and unpaid dividends) on each Share that the holder of such Share is entitled to receive pursuant to this Section 3, including pro rata dividends for the period from last Dividend Payment Date to the date of such dividend, distribution, repurchase, redemption or payment, have been paid in full and (ii) the conditions to such dividend, distribution, repurchase, redemption or payment set forth in Section 6 hereof have been satisfied.

      SECTION 4.     Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of the Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any of the Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all such Series A Preferred Stock outstanding on the date of such liquidation, dissolution or winding up, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets (or proceeds thereof) to be distributed among the holders of the Series A Preferred Stock and any Parity Securities are insufficient to permit payment in full to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon, in the case of holders of the Series A Preferred Stock, the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder on the date of such liquidation, dissolution or winding up and, in the case of holders of any Parity Securities, the liquidation preference and accumulated and unpaid dividends which they are entitled to pursuant to such Parity Securities. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date statement therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other

Person or Persons, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

      SECTION 5.     Redemption.

      (a) Optional Redemption. Prior to November 21, 2012, the Series A Preferred Stock shall be redeemable at the option of the Corporation for cash, in whole or in part out of funds legally available therefor, at any time and from time to time, at the redemption prices per share (expressed as a percentage of the Liquidation Value thereof as of the date of such redemption) set forth below (the “Redemption Price”), if redeemed during the twelve-month period beginning November 21 of each of the calendar years indicated below:

Year	Percentage

2002	105%
2003	104%
2004	103%
2005	102%
2006	101%
2007 and thereafter	100%

      (b) Mandatory Redemption. On November 21, 2012 (the “Scheduled Redemption Date”) the Corporation shall redeem all remaining outstanding Shares out of funds legally available therefor, at a price per Share equal to the Liquidation Value thereof as of the date of such redemption.

      (c) Payment of Redemption Price. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) the Redemption Price in immediately available funds. If the Corporation’s funds which are legally available for redemption of Shares on any date of such redemption are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder on the date of such redemption. At each Dividend Payment Date thereafter, all funds of the Corporation that are legally available for the redemption of Shares shall immediately be used to redeem the balance of the Shares which the Corporation did not redeem on the date of such redemption. Without limiting any rights of the holders of Series A Preferred Stock which are set forth in the Certificate of Incorporation of the Corporation or are otherwise available under law, the balance of the Shares which the Corporation has become obligated to redeem on the date of any such redemption but which it has not redeemed shall continue to have all of the powers, designations, preferences and relative participating, optional, and other special rights (including without limitation, rights to accrue dividends) which such Shares had prior to such date, until the Redemption Price has been paid in full with respect to such Shares.

      (d) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of Series A Preferred Stock to each record holder not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within 3 business days after surrender by such holder of the certificate representing the redeemed Shares.

      (e) Dividends After Redemption Date; Rights of Stockholder. No Share is entitled to any dividends accruing after the Redemption Date of such Share. On such Redemption Date all rights of the holder of such Share as a holder shall cease, and such Share shall not be deemed to be outstanding.

      (f) Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred thereafter.

      SECTION 6.     Priority of Series A Preferred Stock on Dividends and Redemptions. So long as any Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding

Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, retire, purchase or otherwise acquire for value directly or indirectly any Junior Securities or Parity Securities (other than upon conversion of convertible preferred stock into common stock), nor shall any moneys or property be paid into or set apart, or made available for the purchase, redemption or other retirement of any Junior Securities or Parity Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution (either in cash or property) with respect to any Junior Securities or Parity Securities (other than dividends payable in compliance with Section 3(e)).

      SECTION 7.     Voting Rights.

      (a) General. The holders of Series A Preferred Stock shall have no voting rights other than those voting rights prescribed by law or set forth in this Certificate of Designation.

      (b) Corporate Action Requiring Affirmative Vote of Holders of Shares of Series A Preferred Stock. So long as any Shares are outstanding, the Corporation shall not:

(i) Without first obtaining the consent, given in person or by proxy, either in writing or at any meeting called for that purpose, of the record holders of at least a majority of the Shares then outstanding,

(1) increase the authorized number of Shares;

(2) amend, alter, change, or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or Bylaws of the Corporation or any terms or provisions of this Certificate of Designation so as to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock; or

(3) enter into a share exchange, reorganization, recapitalization or other similar transaction that affects the Series A Preferred Stock, or consolidate, merge with or into, or enter into a business combination with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another Person, unless (A) the entity formed by such consolidation, merger or business combination (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the “resulting entity”) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and (B) if the Corporation is not the resulting entity, the Shares are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative rights, qualifications, limitations and restrictions that Shares of the Series A Preferred Stock had immediately prior to such transaction (it being understood that the resulting entity shall thereafter be deemed to be the “Corporation” for all purposes of this Certificate and the predecessor shall be relieved of all obligations with respect to the Series A Preferred Stock).

(ii) For the purpose of this Section 7, except as otherwise specifically provided, the holders of Series A Preferred Stock shall vote as one class, and each holder of Series A Preferred Stock shall be entitled to one vote for each Share held. The consent or votes under this Section 7 shall be in addition to any approval of stockholders of the Corporation that may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or Bylaws.

      SECTION 8.     Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

      SECTION 9.     Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, extraction or mutilation of any certificate evidencing any Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      SECTION 10.     Definitions. Unless defined elsewhere herein, each capitalized term shall have the meaning assigned to such term below:

      “Date of Issuance” shall have the meaning set forth in Section 3.

      “Dividend Rate” shall have the meaning set forth in Section 3.

      “Dividend Payment Date” shall have the meaning set forth in Section 3.

      “Initial Liquidation Value” shall have the meaning set forth in Section 1.

      “Junior Securities” means any of the Corporation’s securities (except for the Series A Preferred Stock), whether presently issued and outstanding or hereafter authorized and issued, the terms of which do not expressly provide that such securities rank senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the Corporation’s liquidation, dissolution and winding-up.

      “Liquidation Value” as to any Share as of any date of determination, means an amount equal to the sum of (x) the Initial Liquidation Value of such Share, (y) all accumulated and unpaid dividends with respect to such Share as of the date of determination and (z) in the case of liquidation pursuant to Section 4 or redemption pursuant to Section 5, all accrued and unpaid dividends with respect to such Share as of the date of such determination, including pro rata dividends for the period from the last Dividend Payment Date to the date of determination, whether or not declared to the date of such determination.

      “Order” shall have the meaning set forth in the preamble.

      “Parity Securities” means any class or series of the Corporation’s securities, whether presently issued and outstanding or hereafter authorized and issued, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the Corporation’s liquidation, dissolution and winding-up.

      “Pay-In-Kind” or “Payment-In-Kind” with respect to any Dividend Payment Date, means the issuance by the Corporation to each holder of record of one or more outstanding Shares a number of additional Shares (or fractional portion thereof) that have an aggregate Liquidation Value equal to the amount of accrued dividends on such outstanding Share(s) as of such Dividend Payment Date.

      “Person” means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other business entity.

      “Redemption Date” as to any Share means the Scheduled Redemption Date or the applicable date specified herein in the case of any other redemption; provided, that no such date shall be a Redemption Date unless the applicable Redemption Price is actually paid in full in cash, and if not so paid, the Redemption Date shall be the date on which such Redemption Price is fully paid in cash.

      “Redemption Price” shall have the meaning set forth in Section 5.

      “Scheduled Redemption Date” shall have the meaning set forth in Section 5.

      “Series A Preferred Stock” shall have the meaning set forth in Section 1.

      “Share” shall have the meaning set forth in Section 1.

      “Stock” means all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), including without limitation, any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

      “Subsidiary” shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether, at the time, Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially or controlled, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person, or any combination thereof, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, (ii) any partnership, limited liability company, association or other business entity, in which such Person and/or one or more Subsidiaries of such Person shall have 50% or more of the partnership or other similar ownership interests thereof (whether in the form of voting or participation in profits or capital contribution), and (iii) all other Persons from time to time included in the consolidated financial statements of such Person. For purposes hereof, a Person or Persons shall be deemed to have 50% or more ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated 50% or more of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

      SECTION 11.     Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any of the provisions stating the number, designation, relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, without the prior written consent of the holders of at least a majority of Shares then outstanding.

      SECTION 12.     Notices. Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given four business days after being deposited in the mail (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

ANNEX B

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

OF
LODGIAN, INC.

LODGIAN, INC.

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

LODGIAN, INC.

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

      SECTION 1.     Purpose. The purposes of the Lodgian, Inc. Amended and Restated 2002 Stock Incentive Plan (the “Plan”) are to attract, retain and motivate officers and other key employees and consultants of LODGIAN, INC., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

      SECTION 2.     Definitions. For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

“Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

A “Change in Control” of the Company shall be deemed to have occurred when:

(a) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of 40 percent or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company,

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board,

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least a majority of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation; or

(d) the consummation of a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale of all or substantially all of the Company’s assets to a transferee, the majority of whose voting securities are held by the Company;

provided, however, that a Change in Control shall not be deemed to have occurred in the event of

(i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or

(ii) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Combined Voting Power” means the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or if no such committee has yet been established, the Board. The Committee shall consist of at least two people as the Board may appoint to administer the Plan. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Option under the Plan, be an Eligible Director; provided that the mere fact a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder.

“Fair Market Value” means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

“Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Section 162(m) Participant” means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Stock Appreciation Right” means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

“Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

      SECTION 3.     Administration of the Plan.

      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or, subject to Section 16 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

      (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals (A) who are Section 162(m) Participants or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 17 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

      (e) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      SECTION 4.     Duration of Plan. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 18(k)).

      SECTION 5.     Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 15(b) hereof, effective as of [                              , 2004][Date of stockholder approval of the amendment and restatement of Stock Incentive Plan], the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 1,149,000 shares (the “Section 5 Limit”), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 1,100,000 shares (the “Incentive Stock Option Limit”); provided, however, that immediately upon the completion of a Qualified Public Offering (as defined below) (i) the Section 5 Limit shall equal the lesser of (A) 3,367,400 shares (such number would not be adjusted for the Reverse Stock Split (as defined in the Company’s proxy statement for its 2004 Annual Meeting of Stockholders)) or (B) a number of shares that constitutes 12% of the issued and outstanding Common Stock of Company immediately following the consummation of the Qualified Public Offering, calculated on a fully diluted basis and assuming the exercise in full of the underwriters’ over-allotment option in the offering and (ii) the Incentive Stock Option Limit shall equal the lesser of (A) 3,318,400 shares (such number would not be adjusted for the Reverse Stock Split (as defined in the Company’s proxy statement for its 2004 Annual Meeting of Stockholders)) or (B) a number of shares that constitutes 12% of the issued and outstanding Common Stock of Company immediately following the consummation of the Qualified Public Offering, calculated on a fully diluted basis and assuming the exercise in full of the underwriters’ over-allotment option in the offering, reduced by 49,000. The Section 5 Limit and the Incentive Stock Option Limit would be increased pursuant to the foregoing proviso only after the first Qualified Public Offering of the Company consummated after the Company’s 2004 Annual Meeting of Stockholders. For purposes of calculating the fully diluted shares of Common Stock outstanding, the number of shares outstanding would include all issued and outstanding shares of Common Stock, all shares of Common Stock reserved for issuance in connection with the reserve established to resolve claims remaining in dispute following the Company’s emergence from Chapter 11 bankruptcy, all shares of Common Stock issuable upon exercise of outstanding warrants and all shares reserved for issuance under the Plan, including shares issuable upon exercise of outstanding options previously granted under the Plan and shares reserved which are not subject to any outstanding award under the Plan. The term “Qualified Public Offering” means a firm commitment, underwritten public offering of Common Stock by the Company. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a) the number of Shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

(b) the Section 5 Limit shall be increased by:

(i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by, the delivery of consideration other than shares,

(ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award, and

(iii) the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

      SECTION 6.     Eligible Individuals.

      (a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are officers or other key employees or consultants (including non-employee directors) of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries; provided, however, that no Incentive Stock Options shall be granted to any Eligible Individual who is not an employee of the Company or a “parent” or “subsidiary” of the Company, as such terms are used in Section 422(a)(s) of the Code. An individual’s status as an Administrator or a member of the Committee will not affect his or her eligibility to participate in the Plan.

      (b) Maximum Number of Shares Per Eligible Individual. In accordance with the requirements under Section 162(m) of the Code, no Eligible Individual shall receive grants of Awards with respect to an aggregate of more than 500,000 shares of Common Stock in respect of any fiscal year of the Company. For purposes of the preceding sentence, any Award that is made as bonus compensation, or is made in lieu of compensation that otherwise would be payable to an Eligible Individual, shall be considered made in respect of the fiscal year to which such bonus or other compensation relates or otherwise was earned.

      SECTION 7.     Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or Stock Appreciation Right first becomes exercisable. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

      SECTION 8.     Stock Options.

      (a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options.

      (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, provided, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

      (c) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

      (d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose and only to the extent permitted by applicable law, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option. When payment of the exercise price for a Stock Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Participant has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

      (e)(i) Incentive Stock Option. Notwithstanding anything to the contrary in this Plan, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

      (ii) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the time of grant) of Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

      SECTION 9.     Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercised.

      SECTION 10.     Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

      SECTION 11.     Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Committee shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Committee shall determine.

      SECTION 12.     Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

      SECTION 13.     Section 162(m) Awards.

      (a)  Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 13(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable treasury regulations for compensation intended to be “qualified performance-based compensation.”

      (b) Performance Goals. For purposes of this Section 13, performance goals shall be limited to one or more of the following: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) stock price and (xii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

      (c) Other Performance-Based Compensation. The Committee’s decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 13 shall not in any way prejudice the qualification of any other Awards as performance based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 13.

      SECTION 14.     Non-Transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, however, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the “alternate payee” under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

      SECTION 15.     Recapitalization or Reorganization.

      (a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

      SECTION 16.     Change in Control. (a) The following provisions of this Section 16(a) shall apply to Awards granted prior to [                    ], 2004 [Date of stockholder approval of amendment and restatement of Stock Incentive Plan], and shall not apply to any Awards granted after such date unless the holder of such an Award has agreed that the Award shall be governed by the provisions of Section 16(b): In the event of a Change in Control, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control, and (iv) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

      (c) The following provisions of this Section 16(b) shall apply to Awards granted on or after [                    ], 2004 [Date of stockholder approval of amendment and restatement of Stock Incentive Plan], and shall not apply to any Awards granted prior to such date unless the holder of such Award granted prior to such date has agreed that the Award will be governed by this Section 16(b): Except as otherwise provided in an Award Agreement, in the event of a Change in Control, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall lapse as of the date of the Change in Control, and (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control. Except as otherwise provided in an Award Agreement with respect to an Award, in the case of a Change of Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the Surviving Entity or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Award granted under the Plan and not exercised (a “Predecessor Award”) may, if the definitive agreement governing the terms of the Change of Control transaction so provides, be converted into, or otherwise assumed or substituted for, an Award (a “Substitute Award”) issued by the Surviving Entity or its Parent, which Substitute Award will have substantially the same terms and conditions as the Predecessor Award, with appropriate adjustments as to the number and kind of shares and exercise prices and to reflect the accelerated vesting. Except as otherwise provided in an Award Agreement with respect to an Award, in the case of a Change of Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the Surviving Entity or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof and in which a Predecessor Award is not converted into a Substitute Award or otherwise assumed or substituted by the Surviving Entity or any Parent of the Surviving Entity in the Change of Control transaction pursuant to the definitive agreement governing the Change of Control transaction (a “Non-Assumed Award”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Awards, effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date is referred to as the “Action Effective Date”), unilaterally cancel such Non-Assumed Award in exchange for:

(i) whole and/or fractional shares of Common Stock (or for whole shares of Common Stock and cash in lieu of any fractional share) or whole and/or fractional shares of capital stock of a successor (or for whole shares of capital stock of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the shares of Common Stock then subject to such Non-Assumed Award determined as of the Action Effective Date (taking into account the accelerated vesting), less the value of any consideration payable on exercise of such Non-Assumed Award; or

(ii) cash or other property equal in value to the excess of the Fair Market Value of the shares of Common Stock then subject to such Non-Assumed Award determined as of the Action Effective Date (taking into account the accelerated vesting), less the value of any consideration payable on exercise of such Non-Assumed Awards.

      If a Change of Control occurs, then, except to the extent otherwise provided in the Award Agreement pertaining to a particular Award or as otherwise provided in this Plan, each Award shall be governed by applicable law and the documents effectuating the Change of Control.

      SECTION 17.     Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided, however, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

      SECTION 18.     Miscellaneous.

      (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

      (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

      (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

      (d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

      (e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the American Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

      (f) Compliance With Applicable Law.

(i) The Plan is intended to comply with applicable law, including, without limitation, Rule 16b-3 under the Exchange Act or its successors under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by applicable law, including, without limitation, Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

      (g) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

      (h) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

      (i) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

      (j) Reserved.

      (k) Effective Date. The Plan shall be effective as of November 25, 2002 (the “Effective Date”).

ANNEX C

LODGIAN, INC.

AUDIT COMMITTEE CHARTER

LODGIAN, INC. AUDIT COMMITTEE CHARTER

Adopted by the Company’s Board of Directors on January 24, 2003, as amended February 9, 2004.

I. Statement of Purpose

      The Board of Directors appoints an Audit Committee to represent and assist the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices and legal compliance of the Company and its subsidiaries. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company and its subsidiaries, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualification and independence of the Company’s auditors and the performance of the Company’s internal audit function and independent auditors.

      Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, members of the internal auditing team and the Board of Directors.

II. Committee Members

      The Audit Committee shall have at least three members appointed by the Board of Directors with one member appointed as chairperson. The Audit Committee shall consist entirely of “independent” members of the Board of Directors. “Independent” means a director who (i) satisfies all criteria for independence established by the Securities and Exchange Commission (the “SEC”), (ii) meets the American Stock Exchange (the “AMEX”) definition of “independence” (including all criteria imposed with respect to service on an audit committee) and (iii) is otherwise free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, all as determined by the Board of Directors.

      Each member of the Audit Committee shall be able to read and understand financial statements, including the Company’s balance sheet, income statement, and cash flow statement (or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee) as determined in the Board of Directors’ judgment. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in compliance with criteria established by AMEX and, in addition, shall have such accounting or related financial management expertise as required to be an “audit committee financial expert” in compliance with the criteria established by the SEC, both as determined in the Board of Directors’ judgment. The identity of such financial expert and whether such financial expert meets the SEC’s “independence” criteria shall be disclosed in the Company’s annual report as filed with the SEC and such other reports as the SEC may require.

      The members of the Audit Committee shall be elected by the Board of Directors at each annual meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board of Directors, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee.

III. Powers, Duties and Responsibilities

      In carrying out its intended purpose, the Audit Committee shall have the powers, duties and responsibilities delegated to it by the Board of Directors. The Audit Committee shall:

     Services of Independent Auditors

A.	Have sole authority to engage a public accounting firm to serve as the Company’s independent auditors and to perform the Company’s annual audit (subject, if applicable, to shareholder ratification). This authority shall include the sole discretion to retain and discharge such independent auditors and to approve the terms and conditions of all audit engagements as well as all significant non-audit engagements with such independent auditors, including a determination of the compensation to be paid to such independent auditors. This authority may not be delegated to management (although the Audit Committee may obtain input from management).

B.	Oversee the work performed by the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). Such independent auditors shall report directly to the Audit Committee, although they shall remain accountable to the entire Board of Directors as well as to the Audit Committee.

C.	Review with the independent auditors the scope of the audit, preapprove the audit services (which may entail providing comfort letters in connection with securities underwritings) to be performed by the independent auditors, and review the results of the annual audit examination and any reports of the independent auditors with respect to the Company’s financial statements or policies.

D.	Preapprove all non-audit services provided to the Company by the independent auditors by either (i) the Audit Committee or (ii) pursuant to preapproval policies and procedures established by the Audit Committee, provided the Audit Committee is informed of each non-audit service. In no event shall approval be granted for any non-audit service that the SEC, AMEX or other applicable regulatory authority determines is impermissible. Non-audit services which constitute less than 5% of the revenues paid by the Company and its subsidiaries to the independent auditors during the fiscal year in which the non-audit services are provided, may be approved by the Audit Committee (or one or more members authorized by the Audit Committee) after the services are commenced but before the completion of the audit, provided that such services were not recognized by the Company at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee. As may be required by the SEC, the Audit Committee shall disclose the approval of non-audit services and/or any preapproval policies and procedures in periodic reports filed by the Company with the SEC.

E.	Periodically assess the independence of the Company’s auditors as defined by the rules, regulations and standards of the SEC, the AMEX and other applicable authorities. The Audit Committee shall, at least annually, obtain and review a report by the Company’s independent auditors describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1.

F.	Although the audit committee has the responsibilities and powers set forth in this charter, the committee is not responsible for certifying the company’s financial statements, guaranteeing the independent auditor’s report, determining the company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles, or guaranteeing the company’s compliance with laws, regulations, compliance policies, or programs. The fundamental responsibility for the company’s financial statements and disclosures and its compliance with laws and regulations rests with management.

     Audit Practices and Financial Reporting Matters

G.	Obtain and review all reports and other information that the independent auditors are required by law, rule or regulation to submit to the Audit Committee, including periodic reports on (1) all critical accounting policies and practices to be used by the Company, (2) all alternative treatments of financial information within generally accepted accounting principles in effect from time to time (“GAAP”) that have been discussed with management, the ramification of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management of the Company.

H.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of their judgments as to the quality of the Company’s accounting principles.

I.	Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee may delegate this function to one or more of its members having sufficient accounting or financial management expertise to perform such review.

J.	Establish guidelines for the Company’s internal audit function and periodically review the adequacy of the Company’s internal controls.

K.	Review changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, and make reports on the foregoing to the Board of Directors.

L.	Review as necessary and appropriate with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management.

     Company Governance Policies and Compliance

M.	Prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

N.	Establish clear policies for the Company to follow in hiring employees or former employees of the independent auditors (which may include a prohibition on such hiring). Any such policies should consider the restriction that no registered public accounting firm may audit the Company if the Company’s chief executive officer, chief financial officer, chief accounting officer, controller or other persons serving similar functions were employed by the accounting firm and participated in the Company’s audit during the one year prior to commencement of the audit.

O.	Discuss with management policies with respect to risk assessment and risk management, including guidelines to govern the process by which risk assessment and management is undertaken by the Company.

P.	Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

Q.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies. In connection therewith, the Audit Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns of questionable accounting or auditing matters.

R.	Review annually and update as needed the Company’s Code of Ethics.

S.	Review and approve any related party transactions in excess of $5,000 per year.

General Powers

T.	Have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.

U.	Have the authority (without separate approval from the Board of Directors) to obtain advice, services and assistance from outside legal, accounting or other advisors, as the Audit Committee deems necessary to assist it in carrying out its responsibilities, and to determine the compensation for any such advisors.

V.	Perform such activities consistent with this Charter, the Company’s bylaws and applicable law as the Board of Directors or the Audit Committee deems necessary or appropriate.

W.	Otherwise make regular reports and recommendations to the Board of Directors within the scope of its functions.

X.	Any expenses arising from such Audit Committee activities shall be borne by the Company.

IV.	Committee Meetings

      The Audit Committee will meet at least four times annually, or more often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Audit Committee determines. Periodically, as it deems appropriate, the Audit Committee (or designated members thereof, if appropriate) will meet in private sessions with the independent auditors, the Company’s chief financial officer, the senior manager(s) of the Company’s internal audit functions and other management personnel as the Audit Committee deems appropriate regarding any matters, that the Audit Committee or any of these groups believe should be discussed, including any matters within the scope of the Audit Committee’s responsibilities. The majority of the members of the Audit Committee shall constitute a quorum for Audit Committee meetings and, unless otherwise required by this Charter of the Company’s bylaws, action may be taken by majority vote of the members present at such meetings. Minutes shall be maintained of each meeting.

V.	Accountability

      At the next meeting of the Board of Director’s following any meeting of the Audit Committee, a report of the Audit Committee findings and actions shall be rendered by the Chairman of the Audit Committee.

COMMON STOCK PROXY

Lodgian, Inc.
3445 Peachtree Road, N.E.
Suite 700
Atlanta, Georgia 30326

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints W. Thomas Parrington and Daniel E. Ellis, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Lodgian, Inc. held of record by the undersigned on March 8, 2004, at the Annual Meeting of Stockholders to be held on April 8, 2004, or any adjournment or postponement thereof, as designated hereon and in their discretion as to other matters.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” each nominee for director and “FOR” each of the other Proposals listed below. The proxies will vote the shares represented by this proxy in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment of postponement thereof.

     I PLAN TO ATTEND MEETING      ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 and “FOR” PROPOSALS 2, 3, 4 and 5.

     Proposal 1 — Election of the following Nominees as Directors:

☐ FOR all Nominees listed below (except as marked to the contrary)                        ☐ WITHHELD For all Nominees listed below

Nominees: Sean F. Armstrong, Russel S. Bernard, Stewart J. Brown, Kenneth A. Caplan, Stephen P. Grathwohl, Jonathan D. Gray, Kevin C. McTavish, W. Thomas Parrington

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)

     Proposal 2 — Approval of an amendment and restatement of the Lodgian, Inc. 2002 Stock Incentive Plan:

☐ FOR                                                ☐ AGAINST                                                ☐  ABSTAIN

Proposal 3 —	Approval of a capital restructuring proposal to permit the board of directors, in its sole discretion, to amend our certificate of incorporation to implement a reverse stock split of our issued and outstanding common stock at one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for-2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4:

☐ FOR                                                ☐ AGAINST                                                ☐  ABSTAIN

Proposal 4 —	Approval of a Second Amended and Restated Certificate of Incorporation as described in the Proxy Statement for the Annual Meeting, among other things, (a) increasing the number of authorized shares of common stock, (b) providing our stockholders the right to remove any or all of the members of the board of directors with or without cause, (c) electing out of the Delaware law restricting business combinations with interested stockholders, (d) eliminating the designation of an obsolete series of preferred stock, and (e) implementing the reverse stock split (if Proposal 3 is approved):

☐ FOR                                                ☐ AGAINST                                                ☐  ABSTAIN

Proposal 5 —	Ratification of the appointment of Deloitte & Touche LLP as our independent public auditors:

☐ FOR                                                ☐ AGAINST                                                ☐  ABSTAIN

     PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Date

Signature

Signature if held jointly

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

SERIES A PREFERRED STOCK PROXY

Lodgian, Inc.

3445 Peachtree Road, N.E.
Suite 700
Atlanta, Georgia 30326

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints W. Thomas Parrington and Daniel E. Ellis, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Series A preferred stock of Lodgian, Inc. held of record by the undersigned on March 8, 2004, at the Annual Meeting of Stockholders to be held on April 8, 2004, or any adjournment or postponement thereof, as designated hereon and in their discretion as to other matters.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     The shares represented by this proxy will be voted as directed by the Stockholder with respect to each of the Proposals listed below. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” each of the Proposals listed below. The proxies will vote the shares represented by this proxy in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     I PLAN TO ATTEND MEETING ☐

     The Board of Directors Recommends a vote “FOR” Proposal 3 and “FOR” Proposal 4.

     Proposal 3 — Approval of a capital restructuring proposal to permit the board of directors, in its sole discretion, to amend our certificate of incorporation to implement a reverse stock split of our issued and outstanding common stock at one of the following ratios: 1-for-1 1/2, 1-for-2, 1-for 2 1/2, 1-for-3, 1-for-3 1/2, and 1-for-4:

         ☐ FOR                                                      ☐ AGAINST                                                      ☐  ABSTAIN

     Proposal 4 — Approval of a Second Amended and Restated Certificate of Incorporation as described in the Proxy Statement for the Annual Meeting, among other things, (a) increasing the number of authorized shares of common stock, (b) providing our stockholders the right to remove any or all of the members of the board of directors with or without cause, (c) electing out of the Delaware law restricting business combinations with interested stockholders, (d) eliminating the designation of an obsolete series of preferred stock, and (e) implementing the reverse stock split (if Proposal 3 is approved):

        ☐ FOR                                                   ☐ AGAINST                                                   ☐  ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Dated: __________________________________, 2004

Signature

Signature if held jointly

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.